As filed with the Securities and Exchange Commission
                                on April 21, 1997

                           Registration No. 333-13113
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         REDWOOD MORTGAGE INVESTORS VIII
                        a California limited partnership
             (Exact name of registrant as specified in its charter)

      CALIFORNIA                          6611                       94-3158788
 (State of other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No

   650 El Camino Real, Suite G, Redwood City, California 94063 (415) 365-5341
          (Address and telephone number of principal executive offices)

   650 El Camino Real, Suite G, Redwood City, California 94063 (415) 365-5341 (Address of principal place of business or intended principal place of business)

                               D. Russell Burwell
   650 El Camino Real, Suite G, Redwood City, California 94063 (415) 365-5341 (Name, address, including zip code and telephone number, including area code of agent for service)

                                   Copies to:

                              Stephen C. Ryan, Esq.
                              Anne R. Knowles, Esq.
                            Landels Ripley & Diamond LLP
                              350 The Embarcadero
                          San Francisco CA 94105-1250
                        Approximate date of commencement
                         of proposed sale to the public:

   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

                      Supplement No. 1 dated April 15, 1997
                    to the Prospectus Dated December 4, 1996

                        Redwood Mortgage Investors VIII,
                        A California Limited Partnership

     The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership") dated December 4, 1996. This information is part of and must accompany the Prospectus.

     1. Summary of Partnership Activities. The Partnership is engaged in business as a mortgage lender, for the primary purpose of making Mortgage Investments secured primarily by first and second deeds of trust on California real estate. The Partnership's initial offering of $15,000,000 of limited partnership units (the Units commenced in February 1993. The initial offering was fully subscribed and closed on October 31, 1996. At the time the offering was closed the Partnership had received a total of $14,932,017 of subscriptions. In connection with its initial offering, the Partnership incurred approximately $12,500 in organizational and offering costs and $582,365 in syndication costs, which is less than anticipated. (See section of the original prospectus dated May 19, 1993 and the supplements thereto entitled SOURCES AND USES OF PROCEEDS).

     The General Partners elected in September, 1996, to continue the offering of Units in the Partnership in order to increase the Partnerships mortgage investment portfolio, thereby increasing diversity and adding additional safety to the portfolio. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units is paid directly to the Partnership.

     As of December 31, 1996, the Partnership had received $310,937 of subscriptions in connection with its second offering bringing total aggregate subscriptions to $15,242,954. As set forth below in the section of this Supplement entitled Description of Open Loans for the Partnership as of December 31, 1996 the Partnership had outstanding Mortgage Investments with a total principal balance of $15,642,990. As of December 31, 1996, the Partnership had, in connection with its second offering of $30,000,000 of Units, incurred approximately $0.00 in organizational costs and $100,745 in syndication costs. These costs reflect less than 1 month of organization and syndication costs.

     As of the date of this  Supplement,  there  have been no  adverse  business
developments   or   conditions  in  the   Partnership,   or  any  prior  limited
partnerships, that would be material to a prospective investor.

     2. Financial Statements. The financial statements of the Partnership included in this Supplement as Attachment III have been audited by Parodi & Cropper, independent auditors, as of December 31, 1996. Additionally, the financial statements of Gymno Corporation, the corporate general partner, have been updated to December 31, 1996, and June 30, 1995, and are included as Attachment IV. Gymno Corporation has changed its fiscal year end from June 30 to December 31.

     3. Plan of Distribution. As described in the Prospectus, sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Home Loan Company doing business as Redwood Mortgage, an affiliate of the General Partners, funds from the offering proceeds equal to the sales commission. For ease of reference, the loan is referred to as the "Formation Loan". (See, section of the Prospectus entitled "RISKS - Formation Loan" and "PLAN OF DISTRIBUTION - Formation Loan"). The initial Formation Loan (the First Formation Loan) made in connection with the initial offering of $15,000,000, is unsecured and is to be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year in which the offering terminates, which in connection with the initial offering of $15,000,000 was December 31, 1996. In connection with the First Formation Loan, as of December 31, 1996, the Partnership has lent $1,074,840 to Redwood Mortgage from the offering proceeds to pay sales commissions and $16,518 had been repaid. In connection with the ongoing Offering of $30,000,000, the Formation Loan (the Second Formation Loan) during the offering period will be repaid in annual installments of one-tenth of principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first payment due by December 31, 1997. Upon the completion of the offering the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of year following the year the offering termination. As of December 31, 1996, the Partnership, in connection with the Second Formation Loan, had loaned $15,384 to Redwood Mortgage from the offering proceeds to pay sales commissions.

     4. Terms of the Offering. As of October 31, 1996, the initial offering of $15,000,000 of limited partnership units was closed. At the time the offering was closed the Partnership had received a total of $14,932,017 of subscriptions. The General Partners elected in September, 1996, to continue the offering of Units. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units is paid directly to the Partnership. As of December 31, 1996, the Partnership had received a total of $310,937 in new subscriptions in connection with its second offering. The aggregate combined subscriptions total $15,242,954.

     5. Compensation of General Partners. For the period from inception to December 31, 1996, the General Partners and their Affiliates have received the following compensation. (See, section of the Prospectus entitled "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES").

       (a) Compensation of General Partners and Affiliates by Partnership.

------------------------------------------------------------------ ------------
Entity Receiving       Description of Compensation                    Amount
Compensation
--------------------- -------------------------------------------- ------------

Redwood Mortgage             Mortgage Servicing Fee for
                           Servicing Mortgage Investments             $275,996
------------------------------------------------------------------ ------------

General Partner       Asset Management Fee for managing assets        $34,738
--------------------- -------------------------------------------- ------------

General Partner        1% interest in profits, losses and
                     distributions of cash available for distribution $23,043

--------------------- -------------------------------------------- ------------

        (b) Fees Paid by Borrowers on Mortgage Investments to Affiliates
                            of the General Partners.

------------------------------------------------------------------ ------------
Entity Receiving      Description of Compensation                    Amount
Compensation
------------------------------------------------------------------ ------------

Redwood Mortgage   Loan Brokerage Commission for
                 services in connection with review,
                     selection, evaluation.                       $1,045,930
--------------------- -------------------------------------------- ------------

Redwood Mortgage   Processing and Escrow Fees for
                  services in connection with notary,
                  document  preparation, credit
                  investigation and escrow fees.                    $28,004
--------------------- --------------------------------------------- ------------

     6. Description of Open Mortgage Investments For The Partnership As Of December 31, 1996. As of December 31, 1996, the Partnership had outstanding fifty (50) Mortgage Investments with a principal outstanding balance totalling $15,642,990. The original amount of the outstanding Mortgage Investments were $17,113,798. The following chart summarizes the original principal amounts and characteristics of Mortgage Investments made by the Partnership up through December 31, 1996.

                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Single Family Residences (county)
------------------------------------ -------- -------- ----------------- ----------------- -----------------

San Francisco 2       $     266,462                 0         $39,000.00       $  411,000            74.32%
Contra Costa 2              255,604                 0         62,500.00           452,500            70.30%
Santa Clara 2               574,306                 0         98,969.76           968,400            69.52%
Contra Costa 1                    0                 0         50,000.00            75,158            66.53%
San Mateo 3                 111,952            16,000         46,400.00           238,000            73.26%
Sonoma 2                     87,236                 0         65,000.00           250,611            60.75%
Santa Clara 2               351,366                 0        100,000.00           663,333            68.05%
El Dorado 2                  37,236                 0        130,000.00           244,361            68.44%
San Mateo 1                       0                 0        130,000.00           175,484            74.08%
San Francisco 1                   0                 0         65,000.00           195,000            33.33%
San Mateo 1                       0                 0        196,800.00           319,000            61.69%
San Francisco 1                   0                 0         70,125.00           100,179            70.00%
Alameda 1                         0                 0        300,000.00           477,499            62.83%
Sonoma 2                     63,244                 0         93,400.00           210,000            74.59%
San Mateo 2                 166,610                 0        100,000.00           470,000            56.73%
Alameda 2                   163,709                 0         50,000.00           340,000            62.86%
Alameda 1                         0                 0         60,000.00           136,000            44.12%
Santa Clara 2               578,690                 0        250,000.00         1,160,000            71.44%
San Mateo 2                 220,349                 0         40,000.00           325,000            80.11%
San Mateo 2                 346,881                 0        215,000.00           700,000            80.27%
San Mateo 1                       0                 0        132,000.00           165,000            80.00%
San Mateo 2                 132,000                 0         50,000.00           320,000            56.88%
San Mateo 2                 139,663                 0         65,000.00           290,000            70.57%
San Mateo 2                  44,605                 0         40,000.00           455,000            18.59%
San Francisco 2             820,713                 0        175,000.00         1,422,000            70.02%
San Francisco 1                   0                 0        171,974.48           395,000            43.54%
San Francisco 2           1,060,486                 0        325,000.00         2,000,000            69.27%
Sonoma 1                          0                 0        151,875.00           202,500            75.00%
Monterey 1                        0                 0        245,000.00           350,000            70.00%
San Mateo 2                 259,886                 0         80,000.00           430,000            79.04%
Marin 2                     195,062                 0         50,000.00           455,000            53.86%
Alameda 2                    74,551                 0         66,000.00           265,000            53.04%
Santa Clara 2               201,638                 0        293,000.00           715,000            69.18%
Stanislaus 1                      0                 0         50,000.00           130,000            38.46%
San Francisco 2             395,597                 0        250,000.00         1,075,000            60.06%
Marin 1                           0                 0        770,000.00         1,650,000            46.67%
San Mateo 1                       0                 0        225,000.00           370,000            60.81%
Alameda 1                         0                 0         59,000.00           112,500            52.44%
San Mateo 1                       0                 0        300,000.00           400,000            75.00%
San Mateo 3                 346,092           215,000         58,500.00           837,500            73.98%
San Francisco 1                   0                 0        105,000.00           140,000            75.00%
San Francisco 2             150,301                 0        125,000.00           455,000            60.51%
San Mateo 1                       0                 0        530,000.00           730,000            72.60%
San Mateo 1                       0                 0        325,000.00           460,000            70.65%
Marin 1                           0                 0        910,000.00           186,000            48.92%
Mendocino 1                       0                 0        125,000.00           660,000            18.94%
San Mateo 1                       0                 0         65,000.00           165,000            39.39%
San Mateo 2                 372,417                 0        445,000.00         1,095,000            74.65%
------------------ ----------------- ----------------- ----------------- ----------------- -----------------


Multiple Units (County
------------------ ----------------- ----------------- ----------------- ----------------- -----------------
Contra Costa 2        $   2,638,835                 0        662,000.00         4,829,023            68.35%
San Joaquin 2               713,917                 0        200,000.00         1,270,000            71.96%
Contra Costa 2              775,649                 0        350,000.00         2,030,000            55.45%
San Francisco 1                   0                 0        400,000.00           583,333            68.57%
Alameda 2                   308,000                 0         13,000.00           510,000            62.94%
San Francisco 1                   0                 0        200,000.00           450,000            44.44%
San Joaquin 2             1,773,424                 0        385,000.00         3,132,500            68.90%
San Mateo 1                       0                 0        425,000.00           900,000            47.22%
San Francisco 1                   0                 0        883,750.00         1,932,500            45.73%
San Francisco 2             883,750                 0      1,427,500.00         3,225,000            71.67%

------------------ ----------------- ----------------- ----------------- ----------------- -----------------


Commercial Properties (County
-------------------- --------------- ----------------- ----------------- ----------------- -----------------
Alameda 2             $     343,536                 0        114,000.00           640,000            71.49%
San Francisco 2             295,872                 0         99,000.00           607,895            64.96%
Merced 1                          0                 0         45,000.00           175,000            25.71%
Alameda 1                         0                 0         82,500.00           130,000            63.46%
Sacramento 2                846,019                 0         67,500.00         1,343,500            68.00%
San Francisco 2              11,864                 0        200,000.00           428,333            49.62%
Alameda 1                         0                 0        192,500.00           256,667            75.00%
Santa Clara 1                     0                 0        390,000.00           585,000            66.67%
Tuolumne 1                        0                 0         99,723.79           285,714            34.90%
San Mateo 1                       0                 0        280,000.00           480,000            58.33%
San Mateo 2               4,128,000                 0        600,000.00         6,960,000            67.93%
Alameda 1                         0                 0        310,000.00           730,000            42.47%
Santa Clara 2               112,643                          500,000.00           980,000            62.51%
Santa Clara 1                     0                 0         50,000.00           191,111            26.16%
Santa Barbara 1                   0                 0        425,000.00           850,000            50.00%
San Mateo 2               1,450,000                 0        250,000.00         3,179,000            53.48%
Nevada 1                          0                 0         59,500.00            85,000            70.00%
San Mateo 1                       0                 0        225,000.00           399,706            56.29%
Alameda 1                         0                 0        410,000.00           700,000            58.57%
Santa Clara 1                     0                 0         50,000.00           191,111            26.16%
Fresno 1                          0                 0        130,000.00           225,000            57.78%
San Mateo 2               1,500,000                 0        375,000.00         2,725,000            68.81%
Alameda 2                   290,711                 0         60,000.00           610,000            57.49%
Santa Clara 3             5,149,106            70,458        950,000.00         8,130,417            75.88%
San Joaquin 1                     0                 0        320,000.00           570,000            56.14%
Contra Costa 1                    0                 0        104,000.00           190,000            54.74%
San Mateo 1                       0                 0        700,000.00         2,550,000            27.45%
Santa Clara 2             5,492,736                 0      2,206,777.00         8,665,033            88.86%
San Mateo 1                       0                 0         75,000.00           265,000            28.30%
Santa Clara 2             5,492,788                 0        955,000.00         9,665,032            74.41%
San Luis Obispo 3           214,088           360,000        300,000.00         1,968,000            44.42%
Santa Clara 2               300,000                 0        400,000.00         4,325,000            78.61%
San Mateo 2                  74,754                 0         65,000.00           265,000            52.74%
San Francisco 1                   0                 0        975,000.00         1,950,000            50.00%
Santa Clara 2               468,000                 0         18,000.00           585,000            83.08%
Stanislaus 2                273,795                 0      1,450,000.00         4,829,613            35.69%

-------------------- --------------- ----------------- ----------------- ----------------- -----------------

1        Indicates a First Deed of Trust on the property.
2        Indicates a Second Deed of Trust on the property.
3        Indicates a Third Deed of Trust on the property.

     7. Management's Discussion And Analysis Of Financial Condition And Results of Operation. The Partnership is currently in the process of carrying out this offering and making Mortgage Investments with the net proceeds. As of December 31, 1996, the Partnership received contributed capital from the initial offering and this expanded offering of $15,242,954 in Limited Partner contributions in Units of $100 each. Of this amount, $310,937 remained in applicant status at December 31, 1996.

     Selling costs and expenses are in accordance with the estimated initial budget. Since commencement of the offering up to December 31, 1996 the Partnership had achieved an average annualized yield of 8.36%.

     At December 31, 1996, Mortgage Investments had been made with interest rates ranging from 10.00% to 14.50% and such Mortgage Investments had an outstanding principal balance of $15,642,990. Since the offering started, mortgage interest rates have decreased slightly from those prevalent at the inception of the Partnership. Normally, a reduction in interest rates would reduce rates, but portfolio yield has increased slightly these last 2 years. In the future, interest rates likely will change from their current levels. The General Partners cannot at this time predict at what levels interest rates will be in the future. The rates charged by the Partnership are influenced by the level of interest rates in the market. Based upon the rates payable in connection with the existing Mortgage Investments, the current and anticipated interest rates to be charged by the Partnership and General Partners' experience, the General Partners anticipate over the near term that the annualized yield will range between eight and nine percent (8-9%).

     8. Experts. The financial Statements of the Partnership as of December 31, 1996, and of the Corporate General Partner, Gymno Corporation, as of December 31, 1996, included herein, have been examined by Parodi & Cropper, independent certified public accountants as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and authority of such firm as experts in accounting and auditing. Financial Statements of the Partnership as of December 31, 1996, are audited. (see section of the Prospectus entitled Managements Discussion and Analysis of Financial Condition and Results of Operation).

     9. Prior Program Mortgage Investments and Prior Program Mortgage Investments Summaries. Tables I and II of the Prior Performance Tables set forth in Appendix I of the Prospectus have been updated to provide information as of December 31, 1996 and are included on the following pages of this Supplement as Attachment I. The Prior Program Mortgage Investments Summaries set forth on pages 42 and 43 have been updated to provide information as of December 31, 1996, and are attached to this Supplement No. 6 as Attachment II.

     10. Geographic Area of Lending Activity. The Partnership will generally limit lending to Deeds of Trust on properties located in California. The General Partners anticipate that approximately 75% of the Partnership's Mortgage Investments will be secured by Deeds of Trust on properties in six San Francisco Bay Area counties. These counties, which have an aggregate population of over
3.5 million, are San Francisco, San Mateo, Santa Clara, Marin, Alameda and Contra Costa. Currently, 72.00% of the Partnership's Mortgage Investments are secured by Deeds of Trust on properties in these six counties. The economy of the area where the security is located is important in protecting market values. Therefore, the General Partners will limit the geographic area of lending principally to the San Francisco Bay Area and surrounding Counties, which has a broad diversified economic base, an expanding working population and a minimum of buildable sites. The General Partners believe these factors contribute to a more stable market for real estate. Although, the real estate market in California, like most of the country, has decreased in value during the early 1990s, it has improved somewhat in the last 3 years. The General Partners believe the strength of the economy of California, especially in the Bay Area, will continue to protect market values over the longer term.

     Over the last 30 months the number of seriously delinquent mortgages, that is, mortgages more than 90 days past due, reported by many of the largest California lenders has decreased. This decrease indicates, as predicted by the General Partners, that the California economy, especially Northern California, is beginning to improve.

     The Federal Reserve Bank of San Francisco has recently reported an increased demand for business credit. Over the last thirty months large banks in California have reported an increase in demand for business loans from middle market borrowers for inventory financing and investment purposes. Smaller banks are also reporting an increase in demand for business loans. Commercial and consumer loan growth rates in California exceeded last years. This increase in consumer and business loans reflect's increased business activity, an improving economy and increased confidence among employers.

     This increase  confidence and business  activity has also been reflected in
the  real  estate  market.   Real  estate  loans   outstanding   exceeded  their
year-earlier levels, marking this the third positive year-over-year increase.

                                  ATTACHMENT I
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997

                        UPDATED PRIOR PERFORMANCE TABLES


     The prior performance tables as referenced in the Prior Performance Summary of the Prospectus present information on programs previously sponsored by the General Partners.

     The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the General Partners as sponsors of such partnerships. While none of the information represents activities of an entity whose investment objectives and criteria are identical to the Partnership, in the opinion of the General
Partners all of the partnerships included in the tables had investment objectives which were similar to those of the Partnership. Factors considered in making such determination included the type of investments, expected benefits from investment and structure of the programs. Each of such prior programs had the following objectives: (i) annual distributions of cash or credits to a
Partner's capital account for additional Mortgage Investments; and (ii) preservation of the Partnership's capital. Redwood Mortgage Investors VI, Redwood Mortgage Investors VII, and the Partnership differ from the prior programs in that they will amortize organizational costs over a five (5) year period instead of a ten (10) year period and will invest in a greater percentage of first deeds of trust. In additions, the Partnership's Loan Servicing Fees may be slightly higher and interest earned on the Mortgage Investments made by the partnership will differ due to economic considerations and other factors at the present time. Accordingly, such prior programs differed in certain respects from the Partnership, and inclusion of these tables does not imply that investors of the Partnership will experience results comparable to those experienced in the partnerships referred to in the tables.


         The updated tables consist of:

         Table I           Experience in Raising and Investing Funds.

         Table II          Compensation to General Partners and Affiliates.

         Table III          Operating Results of Prior Limited Partnerships.

         Table V           Payment of Mortgage Mortgage Investments.

     Persons who purchase Interests in the Partnership will not thereby acquire any ownership interest in any of the partnerships to which these tables relate. The inclusion of the following tables in the Prospectus does not imply that the Partnership will make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that they will experience returns, if any, comparable to those experienced by investors in the partnerships referred to below.

     The General Partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission. Therefore, the following tables also include information about prior non-public programs whose investment objectives are similar to those of the Partnership. These partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.

     Additional information regarding the Description of Open Loans of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement. The Partnership will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of Table VI.

                        Definitions and Glossary of Terms

The following terms used in the Tables have the following meanings:

"Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expenditures.

"GAAP" shall mean generally accepted accounting principles.

"Months to Invest 90% of Amount  Available  For  Investment"  shall mean the time period from commencement of the offering to date of close of escrow of initial Partnership Loans.

               The following is a brief description of the Tables:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds through December 31, 1996 for partnerships which completed funding during the three (3) years ending on such date.

TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

Table II summarizes the compensation paid the General Partners and Affiliates by those partnership which completed funding during the three (3) years ended December 31, 1996.

TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the annual operating  results through  December 31, 1996 for partnerships which closed their offering during the ten (10) years ending December 31, 1996.

TABLE V - PAYMENT OF MORTGAGE INVESTMENTS

Table V presents  information on the payment of the  partnership  Mortgage
 Investments  within the three (3) years ending December 31, 1996.

     Some of the Mortgage Investments are fractionalized and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.


                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                               RMI VII
                                                        ---------------

Dollar Amount Offered                                      $12,000,000
Dollar Amount Raised                                       $11,998,359
Percentage of Amount Raised                                    100.00%
Less Offering Expenses:
     Organization Expense                                        3.55%
Percentage Available for Investment
       Net of Offering Expenses                                 96.45%
     Mortgage   Investments   Funded   from   Offering
Proceeds
       Secured by Deeds of Trust                                86.85%
     Formation Loan (1):                                         7.62%
     Selling Commissions Paid to Non-Affiliates                  1.00%
     Selling Commissions Paid to Affiliates                          0
     Mortgage Investments Commitments (2):                           0
     Mortgage Investment Application or Mortgage
         Investment Processing Fees                                  0
     Funds Available for Future Commitments                          0
     Reserve                                                     0.98%
                                                        ===============
Total                                                           96.45%
                                                        ===============




Date Offering Commenced                                       10/20/89
Length of Offering                                           36 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of.
     Offering)                                               38 months


                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)~


                                                                    RMI VI
                                                             --------------

Dollar Amount Offered                                          $12,000,000
Dollar Amount Raised                                           $ 9,772,594
Percentage of Amount Raised                                        100.00%
Less Offering Expenses:
     Organization Expense                                            2.63%
     Selling Commissions Paid to Non-Affiliates                      1.00%
     Selling Commissions Paid to Affiliates                              0
Percentage Available for Investment,
       Net of Offering Expenses                                     96.37%
     Mortgage Investments Funded from Offering
       Proceeds Secured by Deeds of Trust                           86.04%
     Formation Loan (1):                                             6.27%
     Mortgage Investment Commitments                                     0
     Mortgage Investment Application or Mortgage Investment
       Processing Fees                                                   0
     Funds Available for Future
       Commitments                                                   1.06%
     Reserve                                                         3.00%
                                                             ==============
Total                                                               96.37%
                                                             ==============





Date Offering Commenced                                           09/03/87
Length of Offering                                               24 months
Months to Commit 90% of Amount Available for
     Investment(Measured from Beginning of Offering)             25 months




                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)


                                                                      RMI VII
                                                                  --------------
Date Offering Commenced                                              10/20/89

Dollar Amount Raised                                               $11,998,359
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                     0
       Selling Commissions                                                   0
       Loan Application or Loan
         Processing Fees                                                     0
       Reimbursement of Expenses, at Cost                               86,082
       Acquisition Fees                                                      0
       Advisory Fees                                                         0
       Other                                                                 0
Loan Points, Processing and Other Fees Paid by
       the Borrowers to Affiliates:
          Points (1)                                                $1,293,179
          Processing Fees (1)                                           43,259
          Other (1)                                                      6,726
Dollar Amount of Cash Generated Operations Before
       Deducting from Payments to General Partners and Affiliates:  $8,734,408
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                     $53,246
       Earnings Distribution                                            53,560
       Mortgage Servicing Fee                                          299,441
     Late Charges                                                            0
       Reimbursement of Expenses, at Cost                              147,670
     Prepayment Fee                                                          0


 (1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnership.


                                                               TABLE II
                                            COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                      RMI VI
                                                                 --------------
Date Offering Commenced                                              9/03/87

Dollar Amount Raised                                             $ 9,772,594
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                   0
       Selling Commissions                                                 0
       Loan Application or Loan Processing Fees                            0
       Reimbursement of Expenses, at Cost                            103,708
       Acquisition Fees                                                    0
       Advisory Fees                                                       0
       Other                                                               0
Loan Points, Processing and Other Fees Paid by the
      Borrowers to Affiliates:
     Points (1)                                                   $1,460,079
     Processing Fees (1)                                              59,702
     Other (1)                                                         8,154
Dollar Amount of Cash Generated from Operations Before Deducting
  Payments to General Partners and Affiliates:                   $12,246,796
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                   $74,296
     Earnings Fee                                                     72,957
     Mortgage Servicing Fee                                          559,534
     Reimbursement of Expenses, at Cost                              217,780


(1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VII
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                       1989            1990                1991
                                                                                  ----------    -----------        ------------
                                                                    5 days in December 1989

Gross Revenues ...........................................................      $     1,682      $   238,949         $   759,828
Less: General Partners' Mgmt Fee .........................................                0            4,795               7,506
  Mortgage Servicing Fee .................................................                0           14,172              42,177
  Administrative Expenses ................................................              191            5,304              36,595
  Provision for Uncollected Accts ........................................                0            3,000              19,398
  Amortization of Organization and Syndication Costs .....................                3              773                 894
  Offering Period Interest Expense to Limited Partners ...................            1,241           14,616              23,114
  Interest Expense .......................................................                0                0                   0
                                                                                -----------      -----------         -----------
Net Income (GAAP Basis) dist. to Limited Partners ........................      $       247      $   196,289         $   630,144
                                                                                -----------      -----------         -----------
Sources of Funds - Net Income ............................................      $       247      $   196,289         $   630,144
Reduction in Assets ......................................................                0                0                   0
Increase in Liabilities ..................................................           28,696                0              13,531
Early Withdrawal Penalties Applied to Synd. Costs ........................                0                0                 370
Increase in Applicant's Deposit ..........................................          163,632           27,290             134,278
Increase in Partners' Capital ............................................          135,743        2,866,189           4,957,724
                                                                                -----------      -----------         -----------
Cash generated from Operations ...........................................      $   328,318      $ 3,089,768         $ 5,736,047
Use of Funds-Increase in Assets ..........................................      $   287,117      $ 2,720,557         $ 5,549,077
Reduction in Liabilities .................................................                0           27,876                   0
Decrease in Applicant's Deposit ..........................................                0                0                   0
Offering Period Interest Expense to Limited Partners .....................              188            5,094               9,379
  Investment Income Pd to LP's ...........................................               52           58,001             228,039
  Return of Capital to LP's ..............................................                0                0              10,893
                                                                                -----------      -----------         -----------
Net Increase (Decrease) in Cash ..........................................      $    40,961      $   278,240         $   (61,341)
Cash at the beginning of the year ........................................                0      $    40,961         $   319,201
Cash at the end of the year ..............................................      $    40,961      $   319,201         $   257,860
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ............................      $      1.46      $    108.02         $    102.02
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) ..............................      $      1.46      $    102.99         $     97.51
Cash Distribution to Investors for $1,000 Invested
  Income (1) .............................................................      $      0.38      $     35.41(1)      $     39.22(1)
  Capital (1) ............................................................                0                0         $      1.87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner .........................................      $      9.10      $    119.03         $    109.67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions .......................      $      8.33      $    113.40         $    104.83


NOTES:
(1)  Based upon year's average capital balances.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                        1992                1993               1994
                                                                                ------------        ------------       ------------


Gross Revenues ..........................................................        $ 1,468,593         $ 1,711,092        $ 1,489,882
Less: General Partners' Mgmt Fee ........................................             14,202              16,735             10,008
  Mortgage Servicing Fee ................................................             53,628              58,802                  0
  Administrative Expenses ...............................................             95,526             152,782             78,822
  Provision for Uncollected Accts .......................................            125,618             235,423            335,955
  Amortization of Organization and Syndication Costs ....................              2,016               2,016              2,016
  Offering Period Interest Expense to Limited Partners ..................             13,361                   0                  0
  Interest Expense ......................................................             68,226             119,351            135,790
                                                                                 -----------         -----------        -----------
Net Income (GAAP Basis) dist. to Limited Partners .......................        $ 1,096,016         $ 1,125,983            927,291
                                                                                 -----------         -----------        -----------
Sources of Funds - Net Income ...........................................        $ 1,096,016         $ 1,125,983        $   927,291
Reduction in Assets .....................................................                  0             883,182                  0
Increase in Liabilities .................................................          1,999,649                   0            956,846
Early Withdrawal Penalties Applied to Synd. Costs .......................              1,173               7,195             10,635
Increase in Applicant's Deposit .........................................                  0                   0                  0
Increase in Partners' Capital ...........................................          4,091,481                   0                  0
                                                                                 -----------         -----------        -----------
Cash generated from Operations ..........................................        $ 7,188,319         $ 2,016,360        $ 1,894,772
Use of Funds-Increase in Assets .........................................        $ 6,239,730                 -0-        $ 1,316,184
Reduction in Liabilities ................................................                  0           1,032,580                  0
Decrease in Applicant's Deposit .........................................            310,539                   0                  0
Offering Period Interest Expense to Limited Partners ....................              5,202                   0                  0
  Investment Income Pd to LP's ..........................................            360,641             339,746            263,206
  Return of Capital to LP's .............................................            456,787             230,004            340,011
                                                                                 -----------         -----------        -----------
Net Increase (Decrease) in Cash .........................................        $  (184,580)        $   414,030        $   (24,629)
Cash at the beginning of the year .......................................        $   257,860         $    73,280        $   487,310
Cash at the end of the year .............................................                  $         $   487,310        $   462,681
                                                                                                                             73,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ...........................        $     93.03         $     80.06        $     62.85
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) .............................        $     89.27         $     77.76        $     61.09
Cash Distribution to Investors for $1,000 Invested
  Income (1) ............................................................        $     42.48         $     26.43        $     19.61
  Capital (1) ...........................................................        $     53.80         $     17.89        $     25.34
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner ........................................        $    100.70         $     92.76        $     76.88
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions ......................        $     96.64         $     89.52        $     74.67


NOTES:
(1)  Based upon year's average capital balances.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                                         1995                   1996
                                                                                                 ------------          ------------


Gross Revenues .......................................................................             $1,483,881             $1,580,501
Less: General Partners' Mgmt Fee .....................................................                      0                      0
  Mortgage Servicing Fee .............................................................                 33,394                 97,268
  Administrative Expenses ............................................................                 66,371                 76,875
  Provision for Uncollected Accts ....................................................                306,779                419,437
  Amortization of Organization and Syndication Costs .................................                  2,016                    368
  Offering Period Interest Expense to Limited Partners ...............................                      0                      0
  Interest Expense ...................................................................                163,361                127,454
                                                                                                   ----------             ----------
Net Income (GAAP Basis) dist. to Limited Partners ....................................                911,960                859,099
                                                                                                   ----------             ----------

Sources of Funds - Net Income ........................................................             $  911,960             $  859,099
Reduction in Assets ..................................................................                      0              1,110,429
Increase in Liabilities ..............................................................                 63,206                      0
Early Withdrawal Penalties Applied to Synd. Costs ....................................                  3,344                      0
Increase in Applicant's Deposit ......................................................                      0                      0
Increase in Partners' Capital ........................................................                      0                      0
                                                                                                    ----------            ----------

Cash generated from Operations .......................................................             $  978,510             $1,969,528
Use of Funds-Increase in Assets ......................................................             $  471,434                      0
Reduction in Liabilities .............................................................                      0                670,402
Decrease in Applicant's Deposit ......................................................                      0                      0
Offering Period Interest Expense to Limited Partners .................................                      0                      0
  Investment Income Pd to LP's .......................................................                270,760                336,341
  Return of Capital to LP's ..........................................................                184,157                722,536
                                                                                                   ----------             ----------
Net Increase (Decrease) in Cash ......................................................             $   52,159             $  240,249
Cash at the beginning of the year ....................................................             $  462,681             $  514,840
Cash at the end of the year ..........................................................             $  514,840             $  755,089
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ........................................             $    60.01             $    60.22
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) ..........................................             $    58.43             $    58.62
Cash Distribution to Investors for $1,000 Invested
  Income (1) .........................................................................             $    19.69             $    23.66
  Capital (1) ........................................................................             $    13.39             $    50.83
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner .....................................................             $    65.75             $    63.24
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions ...................................             $    64.01             $    61.86


NOTES:
(1)  Based upon years average capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                   1987              1988(2)               1989
                                                                             -----------        ------------        ------------


Gross Revenues .......................................................      $    35,485         $   600,194          $ 1,284,180
Less: General Partners' Mgmt Fee .....................................              833              15,726                    0
  Mortgage Servicing Fee .............................................            2,659              46,393               90,434
  Administrative Expenses ............................................              494              19,837               53,083
  Provision for Uncollected Accts ....................................                0                   0               50,631
  Amortization of Organization and Syndication Costs .................              102               2,196                2,952
  Offering Period Interest Expense to Limited Partners ...............            8,072              44,871               18,976
  Interest Expense ...................................................                0                   0              108,883
                                                                            -----------         -----------          -----------
Net Income (GAAP Basis) dist. to Limited Partners ....................      $    23,325         $   471,171          $   959,221
                                                                            -----------         -----------          -----------

Sources of Funds - Net Income ........................................      $    23,325         $   471,171          $   959,221
Reduction in Assets ..................................................                0                   0                    0
Increase in Liabilities ..............................................           44,060                   0            1,580,600
Early Withdrawal Penalties Applied to Synd. Costs ....................                0                   0                    0
Increase in Applicant's Deposit ......................................        1,114,238                   0                    0
Increase in Partners' Capital ........................................        1,158,336           5,811,540            2,537,274
                                                                            -----------         -----------          -----------

Cash generated from Operations .......................................      $ 2,339,959         $ 6,282,711          $ 5,077,095
Use of Funds-Increase in Assets ......................................      $ 1,342,112         $ 5,836,269          $ 4,438,494
Reduction in Liabilities .............................................                0              37,472                    0
Decrease in Applicant's Deposit ......................................                0             567,520              546,718
Offering Period Interest Expense to Limited Partners .................            1,585              16,691                9,802
  Investment Income Pd to LP's .......................................            7,864             144,038              326,195
  Return of Capital to LP's ..........................................                0                   0                8,369
                                                                            -----------         -----------          -----------
Net Increase (Decrease) in Cash ......................................      $   988,398         $  (319,279)         $  (252,483)
Cash at the beginning of the year ....................................                0         $   988,398          $   669,119
Cash at the end of the year ..........................................      $   988,398         $   669,119          $   416,636
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ........................      $     24.33         $    101.64          $    100.56
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) ..........................      $     20.78         $     97.18          $     96.18
Cash Distribution to Investors for $1,000 Invested
  Income (1) .........................................................      $     18.41(1)      $     29.19(1)       $     44.76(1)
  Capital (1) ........................................................                0                   0          $      1.15
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner .....................................      $     26.07         $    109.34          $    107.58
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions ...................      $     22.50         $    104.50          $    102.92


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                        1990                1991               1992
                                                                                ------------        ------------       ------------


Gross Revenues ..........................................................        $ 1,527,697         $ 1,587,354        $ 1,661,779
Less: General Partners' Mgmt Fee ........................................              3,496              14,489             15,287
  Mortgage Servicing Fee ................................................            105,405              54,390             79,326
  Administrative Expenses ...............................................            113,610              76,692             93,282
  Provision for Uncollected Accts .......................................             13,687             174,290            266,786
  Amortization of Organization and Syndication Costs ....................              3,167               3,167              3,166
  Offering Period Interest Expense to Limited Partners ..................                  0                   0                  0
  Interest Expense ......................................................            154,187             142,442            145,395
                                                                                 -----------         -----------        -----------
Net Income (GAAP Basis) dist. to Limited Partners .......................        $ 1,134,145         $ 1,121,884        $ 1,058,537
                                                                                -----------          -----------        -----------

Sources of Funds - Net Income ...........................................        $ 1,134,145         $ 1,121,884        $ 1,058,537
Reduction in Assets .....................................................                  0                   0                  0
Increase in Liabilities .................................................                  0                   0          1,401,613
Early Withdrawal Penalties Applied to Synd. Costs .......................              3,813               1,345              5,518
Increase in Applicant's Deposit .........................................                  0                   0                  0
Increase in Partners' Capital ...........................................                  0                   0                  0
                                                                                -----------          -----------        -----------

Cash generated from Operations ..........................................        $ 1,137,958         $ 1,123,229        $ 2,465,668
Use of Funds-Increase in Assets .........................................        $   500,209         $   380,888        $ 2,073,362
Reduction in Liabilities ................................................            232,193             293,099                  0
Decrease in Applicant's Deposit .........................................                  0                   0                  0
Offering Period Interest Expense to Limited Partners ....................                  0                   0                  0
  Investment Income Pd to LP's ..........................................            375,864             341,505            323,037
  Return of Capital to LP's .............................................            100,628              41,254            232,370
                                                                                 -----------         -----------        -----------
Net Increase (Decrease) in Cash .........................................        $   (70,936)        $    66,483        $  (163,101)
Cash at the beginning of the year .......................................        $   416,636         $   345,700        $   412,183
Cash at the end of the year .............................................        $   345,700         $   412,183        $   249,082
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ...........................        $    100.09         $     93.40        $     82.87
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) .............................        $     95.75         $     89.62        $     79.88
Cash Distribution to Investors for $1,000 Invested
  Income (1) ............................................................        $     36.01         $     30.74        $     27.26
  Capital (1) ...........................................................        $      9.64         $      3.71        $     19.61
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner ........................................        $    108.29         $     99.00        $     91.00
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions ......................        $    103.60         $     95.00        $     87.71


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VI
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                         1993               1994              1995
                                                                                  ------------      ------------       ------------


Gross Revenues ...........................................................        $ 1,713,378        $ 1,391,088        $ 1,277,782
Less: General Partners' Mgmt Fee .........................................             15,523              8,942                  0
  Mortgage Servicing Fee .................................................             94,306                  0             42,056
  Administrative Expenses ................................................            123,473             59,346             59,656
  Provision for Uncollected Accts ........................................            420,583            472,967            344,807
  Amortization of Organization and Syndication Costs .....................                  0                  0                  0
  Offering Period Interest Expense to Limited Partners ...................                  0                  0                  0
  Interest Expense .......................................................            161,705            185,131            212,915
                                                                                  -----------        -----------        -----------
Net Income (GAAP Basis) dist. to Limited Partners ........................        $   897,788        $   664,702        $   618,348
                                                                                  -----------        -----------        -----------
Sources of Funds - Net Income ............................................        $   897,788        $   664,702        $   618,348
Reduction in Assets ......................................................            676,847             18,749            749,375
Increase in Liabilities ..................................................                  0            374,511                  0
Early Withdrawal Penalties Applied to Synd. Costs ........................              3,700                  0                  0
Increase in Applicant's Deposit ..........................................                  0                  0                  0
Increase in Partners' Capital ............................................                  0                  0                  0
                                                                                  -----------        -----------        -----------

Cash generated from Operations ...........................................        $ 1,578,335        $ 1,057,962        $ 1,367,723
Use of Funds-Increase in Assets ..........................................                  0                  0                  0
Reduction in Liabilities .................................................            498,663                  0            335,500
Decrease in Applicant's Deposit ..........................................                  0                  0                  0
Offering Period Interest Expense to Limited Partners .....................                  0                  0                  0
  Investment Income Pd to LP's ...........................................            377,712            303,014            303,098
  Return of Capital to LP's ..............................................            528,737            729,449            892,953
                                                                                  -----------        -----------        -----------
Net Increase (Decrease) in Cash ..........................................        $   173,223        $    25,499        $  (163,828)
Cash at the beginning of the year ........................................        $   249,082        $   422,305        $   447,804
Cash at the end of the year ..............................................        $   422,305        $   447,804        $   283,976
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ............................        $     72.01        $     54.95        $     53.03
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) ..............................        $     69.74        $     53.62        $     51.79
Cash Distribution to Investors for $1,000 Invested
  Income (1) .............................................................        $     30.57        $     24.53        $     25.29
  Capital (1) ............................................................        $     42.79        $     59.06        $     74.51
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner .........................................        $     92.72        $     49.87        $     59.39
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions .......................        $     89.90        $     48.66        $     58.00


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.




                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VI
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1996
                                                                 ------------

Gross Revenues                                                    $1,167,859
Less: General Partners' Mgmt Fee                                           0
  Mortgage Servicing Fee                                              44,565
  Administrative Expenses                                             64,273
  Provision for Uncollected Accts                                    312,684
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
  Interest Expense                                                   158,175
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $588,162
                                                                 ------------
Sources of Funds - Net Income                                       $588,162
Reduction in Assets                                                1,278,214
Increase in Liabilities                                                    0
Early Withdrawal Penalties Applied to Synd. Costs                          0
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                              0
                                                                 ------------
Cash generated from Operations                                    $1,866,376
Use of Funds-Increase in Assets                                            0
Reduction in Liabilities                                             491,978
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                       294,678
  Return of Capital to LP's                                        1,183,099
                                                                 ------------
Net Increase (Decrease) in Cash                                   $(103,379)
Cash at the beginning of the year                                   $283,976
Cash at the end of the year                                         $180,597
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $53.50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $52.23
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $25.83
  Capital (1)                                                        $103.72
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $50.71
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $49.72


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.







                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                         1986              1987               1988
                                                                                   ------------      ------------      ------------
                                                                                  (1 month only)

Gross Revenues ...........................................................         $   20,794         $  460,522         $  627,223
Less: General Partners' Mgmt Fee .........................................                342              7,922              5,260
  Mortgage Servicing Fee .................................................              1,052             40,010             50,274
  Administrative Expenses ................................................                753             16,702             44,802
  Provision for Uncollected Accts ........................................              1,740                  0             22,119
  Amortization of Organization and Syndication Costs .....................                271                502                606
  Offering Period Interest Expense to Limited Partners ...................              7,114             23,135                  0
  Interest Expense .......................................................                  0                  0                  0
                                                                                   ----------         ----------         ----------
Net Income (GAAP Basis) dist. to Limited Partners ........................         $    9,522         $  372,251         $  504,162
                                                                                     ----------       ----------         ----------

Sources of Funds - Net Income ............................................         $    9,522         $  372,251         $  504,162
Reduction in Assets ......................................................                  0                  0                  0
Increase in Liabilities ..................................................              7,815                  0                  0
Early Withdrawal Penalties Applied to Synd. Costs ........................                  0                  0                  0
Increase in Applicant's Deposit ..........................................            515,356                  0                  0
Increase in Partners' Capital ............................................          1,369,469          3,540,065                  0
                                                                                  ----------          ----------         ----------

Cash generated from Operations ...........................................         $1,902,162         $3,912,316         $  504,162
Use of Funds-Increase in Assets ..........................................         $1,743,843         $2,842,678         $  566,387
Reduction in Liabilities .................................................                  0              5,169                834
Decrease in Applicant's Deposit ..........................................                  0            515,356                  0
Offering Period Interest Expense to Limited Partners .....................              1,790              9,119                  0
  Investment Income Pd to LP's ...........................................              2,962            137,682            178,902
  Return of Capital to LP's ..............................................                  0                  0                  0
                                                                                   ----------         ----------         ----------
Net Increase (Decrease) in Cash ..........................................         $  153,567         $  402,312         $ (241,961)
Cash at the beginning of the year ........................................                  0         $  153,567         $  555,879
Cash at the end of the year ..............................................         $  153,567         $  555,879         $  313,918
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ............................         $      110         $      101         $       95
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) ..............................         $      106         $       96         $       91
Cash Distribution to Investors for $1,000 Invested
  Income (1) .............................................................         $       26         $       39         $       35
  Capital (1) ............................................................                  0                  0                  0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner .........................................         $      114         $      103         $       97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions .......................         $      109         $       99         $       93


NOTES:
(1)  Based upon years initial capital balances







                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                          1989               1990              1991
                                                                                   ------------        ------------    ------------

Gross Revenues ...........................................................        $   755,856         $   775,058        $   745,102
Less: General Partners' Mgmt Fee .........................................              9,395               7,323              7,487
  Mortgage Servicing Fee .................................................              47,50              57,395             29,117
  Administrative Expenses ................................................              46,12              46,319             67,569
  Provision for Uncollected Accts ........................................             63,984              51,770             61,411
  Amortization of Organization and Syndication Costs .....................                631                 631                631
  Offering Period Interest Expense to Limited Partners ...................                  0                   0                  0
  Interest Expense .......................................................             61,600              67,569             24,462
                                                                                  -----------         -----------        -----------
Net Income (GAAP Basis) dist. to Limited Partners ........................        $   526,616         $   544,051        $   554,425
                                                                                   -----------        -----------        -----------

Sources of Funds - Net Income ............................................        $   526,616         $   544,051        $   554,425
Reduction in Assets ......................................................                  0             591,879             36,728
Increase in Liabilities ..................................................            808,466                  00                  0
Early Withdrawal Penalties Applied to Synd. Costs ........................                  0               8,003              4,658
Increase in Applicant's Deposit ..........................................                  0                   0                  0
Increase in Partners' Capital ............................................                  0                   0                  0
                                                                                 -----------         -----------        -----------

Cash generated from Operations ...........................................        $ 1,335,082         $ 1,143,933        $   595,811
Use of Funds-Increase in Assets ..........................................        $ 1,272,177                   0                  0
Reduction in Liabilities .................................................                  0             586,933             17,593
Decrease in Applicant's Deposit ..........................................                  0                   0                  0
Offering Period Interest Expense to Limited Partners .....................                  0                   0                  0
  Investment Income Pd to LP's ...........................................            178,180             191,970            172,259
  Return of Capital to LP's ..............................................             78,120             283,253            170,711
                                                                                  -----------         -----------        -----------
Net Increase (Decrease) in Cash ..........................................        $  (193,395)        $    81,777        $   235,248
Cash at the beginning of the year ........................................        $   313,918         $   120,523        $   202,300
Cash at the end of the year ..............................................        $   120,523         $   202,300        $   437,548
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ............................        $        93         $        94        $        94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) ..............................        $        89         $        91        $        90
Cash Distribution to Investors for $1,000 Invested
  Income (1) .............................................................        $        33         $        34        $        30
  Capital (1) ............................................................        $        14         $        49        $        29
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner .........................................        $       107         $       106        $        99

Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions .......................        $       102         $       101        $        95


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                         1992              1993              1994
                                                                                   ------------     ------------       ------------

Gross Revenues ..........................................................        $   840,592         $   826,774        $   557,036
Less: General Partners' Mgmt Fee ........................................             14,746              12,084              2,333
  Mortgage Servicing Fee ................................................             42,526              42,609                  0
  Administrative Expenses ...............................................             59,495              80,006             39,594
  Provision for Uncollected Accts .......................................            114,162             141,059            140,499
  Amortization of Organization and Syndication Costs ....................                631                 631                629
  Offering Period Interest Expense to Limited Partners ..................                  0                   0                  0
  Interest Expense ......................................................             68,662              79,848             79,951
                                                                                 -----------         -----------        -----------
Net Income (GAAP Basis) dist. to Limited Partners .......................        $   540,370         $   470,537        $   294,030
                                                                                 -----------         -----------        -----------

Sources of Funds - Net Income ...........................................        $   540,370         $   470,537        $   294,030
Reduction in Assets .....................................................                  0             554,553            418,962
Increase in Liabilities .................................................            945,442                   0              9,731
Early Withdrawal Penalties Applied to Synd. Costs .......................              1,833               1,617                634
Increase in Applicant's Deposit .........................................                  0                   0                  0
Increase in Partners' Capital ...........................................                  0                   0                  0
                                                                                  -----------        -----------        -----------

Cash generated from Operations ..........................................        $ 1,487,645         $ 1,026,707        $   723,357
Use of Funds-Increase in Assets .........................................        $ 1,389,730                   0                  0
Reduction in Liabilities ................................................                  0              62,234                  0
Decrease in Applicant's Deposit .........................................                  0                   0                  0
Offering Period Interest Expense to Limited Partners ....................                  0                   0                  0
  Investment Income Pd to LP's ..........................................            179,048             233,928            139,550
  Return of Capital to LP's .............................................        $   280,929         $   546,248        $   640,685
                                                                                 -----------         -----------        -----------
Net Increase (Decrease) in Cash .........................................        $  (362,062)        $   184,297        $   (56,878)
Cash at the beginning of the year .......................................        $   437,548         $    75,486        $   259,783
Cash at the end of the year .............................................        $    75,486         $   259,783        $   202,905
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ...........................        $        89         $        77        $        50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) .............................        $        85         $        75        $        49
Cash Distribution to Investors for $1,000 Invested
  Income (1) ............................................................        $        30         $        38        $        24
  Capital (1) ...........................................................        $        47         $        89        $       110
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner ........................................        $        97         $        93        $        10
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions ......................        $        93         $        90        $        10


NOTES:
(1)  Based upon years initial capital balances








                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                                       1995                  1996
                                                                                                 ------------          ------------

Gross Revenues ......................................................................             $  567,540              $  419,823
Less: General Partners' Mgmt Fee ....................................................                      0                       0
  Mortgage Servicing Fee ............................................................                      0                       0
  Administrative Expenses ...........................................................                 30,593                  31,312
  Provision for Uncollected Accts ...................................................                182,162                  91,880
  Amortization of Organization and Syndication Costs ................................                    627                     741
  Offering Period Interest Expense to Limited Partners ..............................                      0                       0
  Interest Expense ..................................................................                 95,941                  77,789
                                                                                                  ----------              ----------
Net Income (GAAP Basis) dist. to Limited Partners ...................................             $  258,217              $  218,101
                                                                                                 ----------               ----------

Sources of Funds - Net Income .......................................................                258,217                 218,101
Reduction in Assets .................................................................                464,011               1,003,642
Increase in Liabilities .............................................................                      0                       0
Early Withdrawal Penalties Applied to Synd. Costs ...................................                      0                       0
Increase in Applicant's Deposit .....................................................                      0                       0
Increase in Partners' Capital .......................................................                      0                       0
                                                                                                  ----------              ----------

Cash generated from Operations ......................................................             $  722,228              $1,221,743
Use of Funds-Increase in Assets .....................................................                      0                       0
Reduction in Liabilities ............................................................                 69,000                 337,607
Decrease in Applicant's Deposit .....................................................                      0                       0
Offering Period Interest Expense to Limited Partners ................................                      0                       0
  Investment Income Pd to LP's ......................................................                124,329                 101,335
  Return of Capital to LP's .........................................................                689,307                 701,283
                                                                                                  ----------              ----------
Net Increase (Decrease) in Cash .....................................................             $ (160,408)             $   81,518
Cash at the beginning of the year ...................................................             $  202,905              $   42,497
Cash at the end of the year .........................................................             $   42,497              $  124,015
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) .......................................             $       50              $       48
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) .........................................             $       49              $       47
Cash Distribution to Investors for $1,000 Invested
  Income (1) ........................................................................             $       23              $       21
  Capital (1) .......................................................................             $      130              $      147
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner ....................................................             $       51              $       48
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions ..................................             $       50              $       47


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                       1985              1986                 1987
                                                                                ------------        ------------       ------------

Gross Revenues ..........................................................        $   236,437        $   870,719         $ 1,104,423
Less: General Partners' Mgmt Fee ........................................              5,253             21,185              30,732
  Mortgage Servicing Fee ................................................             11,375             44,077              93,423
  Administrative Expenses ...............................................              3,384             49,905              66,321
  Provision for Uncollected Accts .......................................              7,441             22,830              (5,457)
  Amortization of Organization and Syndication Costs ....................              3,510             13,429               3,953
  Offering Period Interest Expense to Limited Partners ..................             22,680             43,310                   0
  Interest Expense ......................................................                  0             35,242              94,461
                                                                                 -----------        -----------         -----------
Net Income (GAAP Basis) dist. to Limited Partners .......................        $   182,794        $   640,741         $   820,990
                                                                                  -----------       -----------         -----------

Sources of Funds - Net Income ...........................................        $   182,794        $   640,741         $   820,990
Reduction in Assets .....................................................                  0                  0             559,202
Increase in Liabilities .................................................              7,669          1,012,556                   0
Early Withdrawal Penalties Applied to Synd. Costs .......................                  0                  0                   0
Increase in Applicant's Deposit .........................................            605,351                  0                   0
Increase in Partners' Capital ...........................................          3,323,145          4,238,412                   0
                                                                                  -----------        -----------        -----------

Cash generated from Operations ..........................................        $ 4,118,959        $ 5,891,709         $ 1,380,192
Use of Funds-Increase in Assets .........................................        $ 3,327,257        $ 5,131,576                   0
Reduction in Liabilities ................................................                  0                  0             277,205
Decrease in Applicant's Deposit .........................................                 00            605,351                   0
Offering Period Interest Expense to Limited Partners ....................             20,118             45,713                   0
  Investment Income Pd to LP's ..........................................             73,959            279,521             322,880
  Return of Capital to LP's .............................................                  0                  0                   0
                                                                                 -----------        -----------         -----------
Net Increase (Decrease) in Cash .........................................        $   697,625        $  (170,452)        $   780,107
Cash at the beginning of the year .......................................                -0-        $   697,625         $   527,173
Cash at the end of the year .............................................        $   697,625        $   527,173         $ 1,307,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ...........................        $       137        $       120         $       101
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) .............................        $       126        $       114         $        97
Cash Distribution to Investors for $1,000 Invested
  Income (1) ............................................................        $        28        $        88         $        41
  Capital (1) ...........................................................                  0                  0                   0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner ........................................        $       138        $       122         $       104
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions ......................        $       128        $       116         $       100


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                        1988               1989              1990
                                                                                 ------------        ------------      ------------

Gross Revenues ..........................................................        $ 1,129,031         $ 1,211,845         $ 1,277,106
Less: General Partners' Mgmt Fee ........................................             29,706              34,382              23,258
  Mortgage Servicing Fee ................................................             88,759              75,527              86,746
  Administrative Expenses ...............................................             63,560              60,693              73,780
  Provision for Uncollected Accts .......................................             53,594              76,840              31,384
  Amortization of Organization and Syndication Costs ....................                405               1,974               1,975
  Offering Period Interest Expense to Limited Partners ..................                  0                   0                   0
  Interest Expense ......................................................             85,230             121,043             160,574
                                                                                 -----------         -----------         -----------
Net Income (GAAP Basis) dist. to Limited Partners .......................        $   807,777         $   841,386         $   899,389
                                                                                  -----------        -----------         -----------

Sources of Funds - Net Income ...........................................        $   807,777             841,386         $   899,389
Reduction in Assets .....................................................                  0                   0                   0
Increase in Liabilities .................................................                  0             506,746             567,797
Early Withdrawal Penalties Applied to Synd. Costs .......................                  0                   0                   0
Increase in Applicant's Deposit .........................................                  0                   0                   0
Increase in Partners' Capital ...........................................                  0                   0                   0
                                                                                  ----------         -----------         -----------
                                                                                                                        -
Cash generated from Operations ..........................................        $   807,777         $ 1,348,132         $ 1,467,186
Use of Funds-Increase in Assets .........................................        $ 1,346,774         $ 1,282,363         $   826,609
Reduction in Liabilities ................................................            136,669                   0                   0
Decrease in Applicant's Deposit .........................................                  0                   0                   0
Offering Period Interest Expense to Limited Partners ....................                  0                   0                   0
  Investment Income Pd to LP's ..........................................            290,113             259,531             293,775
  Return of Capital to LP's .............................................                  0                 353              94,721
                                                                                 -----------         -----------         -----------
Net Increase (Decrease) in Cash .........................................        $  (965,779)        $  (194,115)        $   252,081
Cash at the beginning of the year .......................................        $ 1,307,280         $   341,501         $   147,386
Cash at the end of the year .............................................        $   341,501         $   147,386         $   399,467
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ...........................        $        92         $        93         $        94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) .............................        $        91         $        89         $        90
Cash Distribution to Investors for $1,000 Invested
  Income (1) ............................................................        $        35         $        29         $        31
  Capital (1) ...........................................................                  0                   0         $        10
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner ........................................        $        94         $       101         $        94
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions ......................        $        90         $        97         $        90


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                        1991              1992                 1993
                                                                                   ------------     ------------       ------------

Gross Revenues ..........................................................        $ 1,261,526         $ 1,329,074         $ 1,186,369
Less: General Partners' Mgmt Fee ........................................             12,644               6,306              12,315
  Mortgage Servicing Fee ................................................                  0              44,638              71,037
  Administrative Expenses ...............................................             90,490              70,546              62,545
  Provision for Uncollected Accts .......................................            165,786             295,550             367,250
  Amortization of Organization and Syndication Costs ....................              1,975               1,975               1,975
  Offering Period Interest Expense to Limited Partners ..................                  0                   0                   0
  Interest Expense ......................................................            118,355             122,990                   0
                                                                                 -----------         -----------         -----------
Net Income (GAAP Basis) dist. to Limited Partners .......................        $   872,276         $   787,069         $   671,247
                                                                                  -----------        -----------         -----------

Sources of Funds - Net Income ...........................................        $   872,276         $   787,069         $   671,247
Reduction in Assets .....................................................                  0           1,548,510             607,766
Increase in Liabilities .................................................              3,732                   0                   0
Early Withdrawal Penalties Applied to Synd. Costs .......................              2,329                 958                 118
Increase in Applicant's Deposit .........................................                  0                   0                   0
Increase in Partners' Capital ...........................................                  0                   0                   0
                                                                                  ----------         -----------         -----------
                                                                                                                       -
Cash generated from Operations ..........................................        $   878,337         $ 2,336,537         $ 1,279,131
Use of Funds-Increase in Assets .........................................        $   103,300                   0                   0
Reduction in Liabilities ................................................                  0           1,670,953               9,828
Decrease in Applicant's Deposit .........................................                  0                   0                   0
Offering Period Interest Expense to Limited Partners ....................                  0                   0                   0
  Investment Income Pd to LP's ..........................................            327,082             331,750             292,590
  Return of Capital to LP's .............................................            454,911             613,524             742,194
                                                                                 -----------         -----------         -----------
Net Increase (Decrease) in Cash .........................................        $    (6,956)        $  (279,690)        $   234,519
Cash at the beginning of the year .......................................        $   399,467         $   392,511         $   112,822
Cash at the end of the year .............................................        $   392,511         $   112,821         $   347,341
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ...........................        $        87         $        79         $        68
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) .............................        $        84         $        76         $        66
Cash Distribution to Investors for $1,000 Invested
  Income (1) ............................................................        $        33         $        33         $        30
  Capital (1) ...........................................................        $        45         $        61         $        75
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner ........................................        $        87         $        90         $        82
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions ......................        $        83         $        87         $        79


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                         1994            1995                1996
                                                                                     ------------    ------------      ------------
Gross Revenues ...........................................................        $   994,076        $ 1,016,152         $   954,899
Less: General Partners' Mgmt Fee .........................................             11,687             10,959              10,309
  Mortgage Servicing Fee .................................................             88,072             73,032              46,809
  Administrative Expenses ................................................             56,734             54,789              57,868
  Provision for Uncollected Accts ........................................            243,856            189,026             218,317
  Amortization of Organization and Syndication Costs .....................              1,975              1,241                   0
  Offering Period Interest Expense to Limited Partners ...................                  0                  0                   0
  Interest Expense .......................................................              9,585            139,708             123,308
                                                                                  -----------        -----------         -----------
Net Income (GAAP Basis) dist. to Limited Partners ........................        $   582,167        $   547,397         $   498,288
                                                                                 ----------          -----------         -----------

Sources of Funds - Net Income ............................................        $   582,167        $   547,397         $   498,288
Reduction in Assets ......................................................                  0                  0           1,016,682
Increase in Liabilities ..................................................          1,111,875            396,156                   0
Early Withdrawal Penalties Applied to Synd. Costs ........................              1,400                  0                   0
Increase in Applicant's Deposit ..........................................                  0                  0                   0
Increase in Partners' Capital ............................................                  0                  0                   0
                                                                                  -----------        -----------         -----------

Cash generated from Operations ...........................................        $ 1,695,442        $   943,553         $ 1,514,970
Use of Funds-Increase in Assets ..........................................        $   520,319        $    74,528         $         0
Reduction in Liabilities .................................................                  0                  0             309,097
Decrease in Applicant's Deposit ..........................................                  0                  0                   0
Offering Period Interest Expense to Limited Partners .....................                  0                  0                   0
  Investment Income Pd to LP's ...........................................            261,074            233,353             212,280
  Return of Capital to LP's ..............................................            907,454            864,922             728,553
                                                                                  -----------        -----------         -----------
Net Increase (Decrease) in Cash ..........................................        $     6,595        $  (229,250)        $   265,040
Cash at the beginning of the year ........................................        $   347,341        $   353,936         $   124,686
Cash at the end of the year ..............................................        $   353,936        $   124,686         $   389,726
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis) ............................        $        62        $        63         $        61
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis) ..............................        $        60        $        61         $        60
Cash Distribution to Investors for $1,000 Invested
  Income (1) .............................................................        $        27        $        26         $        25
  Capital (1) ............................................................        $        95        $        97         $        87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner .........................................        $        44        $        67         $        62
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions .......................        $        43        $        66         $        60

NOTES:
(1)  Based upon years initial capital balances








                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $121,765        $215,150        $200,934
Less: General Partners' Mgmt Fee                                       5,878          11,488          12,240
  Mortgage Servicing Fee                                               5,384           9,421          12,118
  Administrative Expenses                                              4,001           7,368          16,210
  Provision for Uncollected Accts                                      1,228          10,420           7,612
  Amortization of Organization and Syndication Costs                     789           1,051           1,051
  Offering Period Interest Expense to Limited Partners                 4,501               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,984        $175,402        $151,703
                                                                 ------------    ------------    ------------

Sources of Funds - Net Income                                        $99,984        $175,402        $151,703
Decrease in Assets                                                         0               0          73,219
Increase in Liabilities                                               15,080               0             914
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                      1,429,624               0               0
                                                                 ------------    ------------    ------------

Cash generated from Operations                                    $1,544,688        $175,402        $225,836
Use of Funds-Increase in Assets                                   $1,476,990         $47,801               0
Decrease in Liabilities                                                    0          14,848               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,333          77,652          58,391
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $27,365         $35,101        $167,445
Cash at the beginning of the year                                          0         $27,365         $62,466
Cash at the end of the year                                          $27,365         $62,466        $229,911
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $123            $119             $97
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $121            $114             $93
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $27             $52             $37
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $124            $120             $96
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $121            $113             $92


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $165,951        $190,856        $211,062
Less: General Partners' Mgmt Fee                                       1,050               0           3,408
  Mortgage Servicing Fee                                               3,989           8,678          11,179
  Administrative Expenses                                             14,664          16,186          16,281
  Provision for Uncollected Accts                                     13,886          22,486          30,612
  Amortization of Organization and Syndication Costs                     462             578             990
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,900        $142,928        $148,592
                                                                 ------------   ---------------  -----------

Sources of Funds - Net Income                                       $131,900        $142,928        $148,592
Decrease in Assets                                                    48,139               0               0
Increase in Liabilities                                                2,656           1,580               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                ------------    ------------    ------------

Cash generated from Operations                                      $182,695        $144,508        $148,592
Use of Funds-Increase in Assets                                            0        $290,071          $5,767
Decrease in Liabilities                                                    0               0           4,532
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        53,836          61,267          94,559
  Return of Capital to LP's                                                0               0         116,362
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $128,859      $(206,830)     $  (72,628)
Cash at the beginning of the year                                   $229,911        $358,770        $151,940
Cash at the end of the year                                         $358,770        $151,940         $79,312
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $78             $81             $83
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $76             $78             $80
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $35             $51
  Capital (1)                                                              0               0             $63
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $79             $82             $83
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $76             $79             $80


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $196,540        $169,921        $177,555
Less: General Partners' Mgmt Fee                                      12,833          11,454           7,915
  Mortgage Servicing Fee                                               9,561           8,008           9,842
  Administrative Expenses                                             12,596          12,399          22,371
  Provision for Uncollected Accts                                      5,828           4,040           9,977
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0             $57
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $155,722        $134,020        $127,393
                                                                 ------------    ------------    ------------

Sources of Funds - Net Income                                       $155,722        $134,020        $127,393
Decrease in Assets                                                   124,828         229,739               0
Increase in Liabilities                                                    0             735             764
Increase in Applicant's Deposit                                            0               0          80,000
Increase in Partners' Capital                                              0               0         345,151
                                                                 ------------    ------------    ------------

Cash generated from Operations                                      $280,550        $364,494        $553,308
Use of Funds-Increase in Assets                                            0               0         206,184
Decrease in Liabilities                                                1,279               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       123,195          96,512          84,590
  Return of Capital to LP's                                          219,305         238,846         230,697
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(63,229)         $29,136         $31,837
Cash at the beginning of the year                                    $79,312         $16,083         $45,219
Cash at the end of the year                                          $16,083         $45,219         $77,056
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $94             $90             $88
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $90             $87             $85
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $69             $61             $61
  Capital (1)                                                           $123            $150            $166
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98            $111             $97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $107             $93             $94


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $236,762        $165,126        $166,111
Less: General Partners' Mgmt Fee                                       2,993           6,065           6,399
  Mortgage Servicing Fee                                              11,917          12,068          11,267
  Administrative Expenses                                             23,634          15,883          16,954
  Provision for Uncollected Accts                                     66,633             683              43
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                  $242            $396             $54
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,343        $130,031        $131,394
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $131,343        $130,031        $131,394
Decrease in Assets                                                   128,311             -0-               0
Increase in Liabilities                                                    0           3,818             324
Increase in Applicant's Deposit                                       10,000               0               0
Increase in Partners' Capital                                        110,242         290,396          25,054
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $379,896        $424,245        $156,772
Use of Funds-Increase in Assets                                            0         192,646          67,506
Decrease in Liabilities                                                1,099               0               0
Decrease in Applicant's Deposit                                            0          90,000               0
Offering Period Interest Expense to Limited Partners                     173             283              54
  Investment Income Pd to LP's                                        85,197          77,734          81,250
  Return of Capital to LP's                                          236,366         129,391          65,478
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,061       $(65,809)       $(57,516)
Cash at the beginning of the year                                    $77,056        $134,117         $68,308
Cash at the end of the year                                         $134,117         $68,308         $10,792
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $82             $80             $77
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $79             $77             $74
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $55             $53             $48
  Capital (1)                                                           $153             $88             $39
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $116             $81             $71
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $112             $79             $69


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1996
                                                                 ------------

Gross Revenues                                                      $166,395
Less: General Partners' Mgmt Fee                                       2,191
  Mortgage Servicing Fee                                              14,696
  Administrative Expenses                                             14,270
  Provision for Uncollected Accts                                      8,279
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $126,959
                                                                 ------------
Sources of Funds - Net Income                                       $126,959
Decrease in Assets                                                   134,161
Increase in Liabilities                                                2,458
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                         70,000
                                                                 ------------
Cash generated from Operations                                      $333,578
Use of Funds-Increase in Assets                                            0
Decrease in Liabilities                                                    0
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                        79,413
  Return of Capital to LP's                                           30,874
                                                                 ------------
Net Increase (Decrease) in Cash                                     $223,291
Cash at the beginning of the year                                    $10,792
Cash at the end of the year                                         $234,083
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $72
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $70
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $47
  Capital (1)                                                            $18
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $57
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $56


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,656        $218,404        $210,308
Less: General Partners' Mgmt Fee                                      13,621          14,712          15,480
  Mortgage Servicing Fee                                               9,591          11,334          13,950
  Administrative Expenses                                              6,089           7,500          13,922
  Provision for Uncollected Accts                                      8,282          12,056           4,132
  Amortization of Organization and Syndication Costs                     755             831             584
  Offering Period Interest Expense to Limited Partners                   211               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $169,107        $171,971        $162,240
                                                                  ------------   ------------    ------------

Sources of Funds - Net Income                                       $169,107        $171,971        $162,240
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             217               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                        116,982          10,320               0
                                                                ------------    ------------    ------------

Cash generated from Operations                                      $286,089        $182,508        $162,240
Use of Funds-Increase in Assets                                     $221,005         $44,365         $10,802
Decrease in Liabilities                                                1,277               0             340
Decrease in Applicant's Deposit                                      113,968               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        65,285          75,311          50,444
  Return of Capital to LP's                                                0               0          70,043
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(115,446)         $62,832         $30,612
Cash at the beginning of the year                                   $177,223         $61,777        $124,609
Cash at the end of the year                                          $61,777        $124,609        $155,221
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $130            $122            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $123            $116            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $54             $53             $33
  Capital (1)                                                              0               0             $46
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $130            $122            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $123            $116            $104


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $208,807        $232,361        $190,156
Less: General Partners' Mgmt Fee                                      16,238          16,619          14,306
  Mortgage Servicing Fee                                              16,558          17,876          10,740
  Administrative Expenses                                             16,116          16,759          10,208
  Provision for Uncollected Accts                                          0          19,946           4,666
  Amortization of Organization and Syndication Costs                       0             -0-             -0-
  Offering Period Interest Expense to Limited Partners                     0             -0-             -0-
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $159,895        $161,161        $150,236
                                                                 ------------    ------------    ------------

Sources of Funds - Net Income                                       $159,895        $161,161        $150,236
Decrease in Assets                                                    55,985               0         258,519
Increase in Liabilities                                                    0           6,421               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                 ------------    ------------    ------------

Cash generated from Operations                                      $215,880        $167,582        $408,755
Use of Funds-Increase in Assets                                            0        $123,504               0
Decrease in Liabilities                                                8,607               0           7,854
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        45,516          66,746          70,915
  Return of Capital to LP's                                              -0-         264,015         327,020
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $161,757      $(286,683)          $2,966
Cash at the beginning of the year                                   $155,221        $316,978         $30,295
Cash at the end of the year                                         $316,978         $30,295         $33,261
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $100            $100            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $97             $96            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $29             $40             $47
  Capital (1)                                                             $0            $156            $215
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $102            $115            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $97            $110            $106


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $131,811         $93,683         $92,678
Less: General Partners' Mgmt Fee                                      11,221               0               0
  Mortgage Servicing Fee                                               5,395               0           2,156
  Administrative Expenses                                             10,146          10,950          12,948
  Provision for Uncollected Accts                                      5,434          57,690          16,886
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,615         $25,043         $60,688
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $99,615         $25,043         $60,688
Decrease in Assets                                                    58,107          69,363               0
Increase in Liabilities                                                    0          11,604               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $157,722        $106,010         $60,688
Use of Funds-Increase in Assets                                            0               0          11,908
Decrease in Liabilities                                                  845               0           9,935
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,172          27,856           5,765
  Return of Capital to LP's                                          130,796          54,362          66,267
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(14,091)         $23,792       $(33,187)
Cash at the beginning of the year                                   $ 33,261         $19,170         $42,962
Cash at the end of the year                                         $ 19,170         $42,962          $9,775
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $83             $20             $53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $80             $20             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $23              $5
  Capital (1)                                                           $103             $45             $58
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $88             $15             $67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $85             $16             $67


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $130,958        $102,122        $100,734
Less: General Partners' Mgmt Fee                                       1,523           3,533           9,858
  Mortgage Servicing Fee                                               8,626           7,131           6,124
  Administrative Expenses                                             10,950          14,130          10,232
  Provision for Uncollected Accts                                     68,644          33,851          27,874
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $41,215         $43,477         $46,646
                                                                ------------    ------------    ------------

Sources of Funds - Net Income                                        $41,215         $43,477         $46,646
Decrease in Assets                                                   213,667               0         121,620
Increase in Liabilities                                                    0             535           4,723
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                ------------    ------------    ------------

Cash generated from Operations                                   $   254,882     $    44,012     $   172,989
Use of Funds-Increase in Assets                                            0     $    99,062               0
Decrease in Liabilities                                                  355               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,423          19,630          21,689
  Return of Capital to LP's                                           78,361          87,614         100,673
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $159,743      $(162,294)         $50,627
Cash at the beginning of the year                                     $9,775        $169,518          $7,224
Cash at the end of the year                                         $169,518          $7,224         $57,851
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $37             $41             $48
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $37             $41             $47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $15             $18             $21
  Capital (1)                                                            $69             $81             $99
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $100            $(6)             $77
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $98            $(6)             $75


NOTES:
(1)  Based upon years initial capital balances





                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI II
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1996
                                                                 ------------

Gross Revenues                                                      $100,382
Less: General Partners' Mgmt Fee                                       3,061
  Mortgage Servicing Fee                                              18,314
  Administrative Expenses                                             10,597
  Provision for Uncollected Accts                                     20,670
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $47,740
                                                                 ------------
Sources of Funds - Net Income                                         47,740
Decrease in Assets                                                   168,233
Increase in Liabilities                                                    0
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                              0
                                                                 ------------
Cash generated from Operations                                      $215,973
Use of Funds-Increase in Assets
Decrease in Liabilities                                                6,572
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                        21,264
  Return of Capital to LP's                                           89,158
                                                                 ------------
Net Increase (Decrease) in Cash                                      $98,979
Cash at the beginning of the year                                    $57,851
Cash at the end of the year                                         $156,830
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $23
  Capital (1)                                                            $95
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $49
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $48


NOTES:
(1)  Based upon years initial capital balances


                                                                 TABLE III

                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $188,289        $205,116        $206,710
Less: General Partners' Mgmt Fee                                       1,539           1,434           1,491
  Mortgage Servicing Fee                                              10,735          11,808          13,240
  Administrative Expenses                                              2,734           8,476          15,253
  Provision for Uncollected Accts                                     22,278          51,508          15,498
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $151,003        $131,890        $161,228
                                                                 ------------    ------------    ------------

Sources of Funds - Net Income                                       $151,003        $131,890        $161,228
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             591           4,677
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                 -----------    ------------    ------------

Cash generated from Operations                                      $151,003        $132,481        $165,905
Use of Funds-Increase in Assets                                     $209,076          $8,249         $42,076
Decrease in Liabilities                                                  952               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                         2,205          15,746          14,701
  Return of Capital to LP's                                           53,363         100,073          76,449
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(114,593)          $8,413         $32,679
Cash at the beginning of the year                                   $187,939         $73,346         $81,759
Cash at the end of the year                                          $73,346         $81,759        $114,438
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $107             $87            $105
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $2             $10              $9
  Capital (1)                                                            $37             $65             $49
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $107             $87            $105


NOTES:
(1)  Based upon years initial capital balances




                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,133        $217,668        $209,477
Less: General Partners' Mgmt Fee                                       9,278          12,359          12,504
  Mortgage Servicing Fee                                              13,099          14,742          12,654
  Administrative Expenses                                             15,674          15,015          12,971
  Provision for Uncollected Accts                                     16,734          23,499           7,993
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $152,348        $152,053        $163,355
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $152,348        $152,053        $163,355
Decrease in Assets                                                    34,814               0               0
Increase in Liabilities                                                    0           4,608               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $187,162        $156,661        $163,355
Use of Funds-Increase in Assets                                            0         $85,795         $86,738
Decrease in Liabilities                                                1,142               0           6,916
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,331          25,710          37,745
  Return of Capital to LP's                                          112,317         113,029         119,469
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,372       $(67,873)       $(87,513)
Cash at the beginning of the year                                   $114,438        $171,810        $103,937
Cash at the end of the year                                         $171,810        $103,937         $16,424
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $96             $95            $101
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $10             $16             $23
  Capital (1)                                                            $69             $69             $72
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $96             $95            $101


NOTES:
(1)  Based upon years initial capital balances




                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $187,920        $152,401        $143,619
Less: General Partners' Mgmt Fee                                      12,398          11,129               0
  Mortgage Servicing Fee                                              10,551               0           3,562
  Administrative Expenses                                             10,999          12,481          20,051
  Provision for Uncollected Accts                                      5,681          56,012          52,860
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $148,291         $72,779         $67,146
                                                                 ------------    ------------    ------------

Sources of Funds - Net Income                                       $148,291         $72,779         $67,146
Decrease in Assets                                                   226,219               0               0
Increase in Liabilities                                                    0          11,215               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                 ------------    ------------    ------------

Cash generated from Operations                                      $374,510         $83,994         $67,146
Use of Funds-Increase in Assets                                            0         $67,263         $51,385
Decrease in Liabilities                                                2,500               0          10,129
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        51,260          25,014           7,600
  Return of Capital to LP's                                          149,425          93,506          66,017
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $171,325      $(101,789)       $(67,985)
Cash at the beginning of the year                                    $16,424        $187,749         $85,960
Cash at the end of the year                                         $187,749         $85,960         $17,975
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $92             $45             $43
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $31             $15              $5
  Capital (1)                                                            $90             $58             $42
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98             $40             $77


NOTES:
(1)  Based upon years initial capital balances





                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $214,168        $151,237        $153,757
Less: General Partners' Mgmt Fee                                       1,942           3,819           5,597
  Mortgage Servicing Fee                                              12,231           9,961           9,579
  Administrative Expenses                                             31,039          23,433          11,724
  Provision for Uncollected Accts                                     96,493          37,822          48,471
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $72,463         $76,202         $78,386
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $72,463         $76,202         $78,386
Decrease in Assets                                                   207,128               0          41,320
Increase in Liabilities                                                9,332               0              16
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $288,923         $76,202        $119,722
Use of Funds-Increase in Assets                                            0         $75,654               0
Decrease in Liabilities                                                    0           9,152               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        18,867          28,658          28,580
  Return of Capital to LP's                                           78,090          69,512         124,513
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $191,966      $(106,774)       $(33,371)
Cash at the beginning of the year                                    $17,975        $209,941        $103,167
Cash at the end of the year                                         $209,941        $103,167         $69,796
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $47             $50             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $12             $19             $19
  Capital (1)                                                            $50             $45             $82
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $ 9           $(18)             $80


NOTES:
(1)  Based upon years initial capital balances





                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                       RMI
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1996
                                                                 ------------

Gross Revenues                                                      $135,273
Less: General Partners' Mgmt Fee                                      10,686
  Mortgage Servicing Fee                                              24,133
  Administrative Expenses                                             12,170
  Provision for Uncollected Accts                                      8,845
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $79,439
                                                                 ------------
Sources of Funds - Net Income                                        $79,439
Decrease in Assets                                                   208,623
Increase in Liabilities                                               23,127
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                              0
                                                                 ------------
Cash generated from Operations                                      $311,189
Use of Funds-Increase in Assets                                           $0
Decrease in Liabilities                                                    0
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                        25,439
  Return of Capital to LP's                                          101,605
                                                                 ------------
Net Increase (Decrease) in Cash                                     $184,145
Cash at the beginning of the year                                    $69,796
Cash at the end of the year                                         $253,941
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $56
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $18
  Capital (1)                                                            $71
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $31


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $592,783        $567,307        $515,812
Less: General Partners' Mgmt Fee                                      28,027           5,366           5,336
  Mortgage Servicing Fee                                              28,169          33,756          42,630
  Administrative Expenses                                             28,900          34,833          58,759
  Provision for Uncollected Accts                                     77,966         155,408         171,844
  Amortization of Organization and Syndication Costs                   2,123           1,132           1,877
  Offering Period Interest Expense to Limited Partners                 3,529           2,997           1,849
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $424,069        $333,815        $233,518
                                                                  ------------    ------------    ------------

Sources of Funds - Net Income                                       $424,069        $333,815         233,518
Decrease in Assets                                                   274,181         873,340         919,823
Increase in Liabilities                                                1,323           3,129           6,384
Increase in Applicant's Deposit                                       42,433               0               0
Increase in Partners' Capital                                        233,005         228,018         223,959
                                                                  ------------   ------------    ------------

Cash generated from Operations                                      $975,011      $1,438,302      $1,383,684
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                    0               0               0
Decrease in Applicant's Deposit                                            0          44,725          15,712
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        95,851         123,166         125,074
  Return of Capital to LP's                                          969,496       1,521,375       1,171,920
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(90,336)      $(250,964)         $70,979
Cash at the beginning of the year                                   $432,118        $341,782         $90,818
Cash at the end of the year                                         $341,782        $ 90,818        $161,797
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $59             $47             $32
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $128            $122            $108
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $13             $18             $23
    Capital (1)                                                         $130            $224            $216
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0               0               0
    Capital (1)                                                            0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $59             $47             $32
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $130            $123            $110


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $454,722        $327,040        $355,951
Less: General Partners' Mgmt Fee                                       6,884           7,631           8,223
  Mortgage Servicing Fee                                              26,258          25,206           9,007
  Administrative Expenses                                             45,785          40,102          27,002
  Provision for Uncollected Accts                                    140,639          75,443         170,176
  Amortization of Organization and Syndication Costs                     800             793               0
  Offering Period Interest Expense to Limited Partners                   255               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $234,101        $177,865        $141,543
                                                                 ------------    ------------    ------------

Sources of Funds - Net Income                                       $234,101        $177,865        $141,543
Decrease in Assets                                                   977,963         963,036         423,042
Increase in Liabilities                                                    0           4,680               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                         70,223               1               0
                                                                 ------------    ------------    ------------

Cash generated from Operations                                    $1,282,287      $1,145,582        $564,585
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                9,039               0           6,543
Decrease in Applicant's Deposit                                       56,068               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        50,657          59,413          33,471
  Return of Capital to LP's                                        1,249,210         765,486         604,010
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(82,687)        $320,683       $(79,439)
Cash at the beginning of the year                                   $161,797         $79,110        $399,793
Cash at the end of the year                                          $79,110        $399,793        $320,354
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $37             $28             $18
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $100             $98             $92
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $12             $17             $10
    Capital (1)                                                         $292            $243            $243
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0              $6              $9
    Capital (1)                                                            0              $6             $21
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $37             $28             $19
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $102            $101             $96


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $294,299        $310,196        $279,365
Less: General Partners' Mgmt Fee                                       9,821          18,751          17,149
  Mortgage Servicing Fee                                              12,034          18,904          21,171
  Administrative Expenses                                             22,840          23,084          24,763
  Provision for Uncollected Accts                                    129,980          80,123          32,831
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $119,624        $169,334        $183,451
                                                                  ------------    ------------    ------------

Sources of Funds - Net Income                                       $119,624        $169,334        $183,451
Decrease in Assets                                                   287,077         298,408               0
Increase in Liabilities                                                    0          14,202               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                  ------------    ------------    ------------

Cash generated from Operations                                      $406,701        $481,944        $183,451
Use of Funds-Increase in Assets                                            0               0          74,593
Decrease in Liabilities                                                1,718               0           2,981
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        28,704          46,573          48,497
  Return of Capital to LP's                                          477,549         356,864         259,493
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(101,270)         $78,507      $(202,113)
Cash at the beginning of the year                                   $320,354        $219,084        $297,591
Cash at the end of the year                                         $219,084        $297,591         $95,478
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                  $7             $58             $82
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $93             $81             $82
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                            $3             $18             $18
    Capital (1)                                                         $249            $204            $142
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $20             $18             $22
    Capital (1)                                                          $20             $63             $81
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                $7            $105             $75
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $100            $101             $75


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $258,338        $204,608        $210,590
Less: General Partners' Mgmt Fee                                      16,318          15,274          14,180
  Mortgage Servicing Fee                                              18,665          12,451          18,193
  Administrative Expenses                                             17,943          16,687          14,485
  Provision for Uncollected Accts                                     72,551          74,215          69,692
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $132,861        $ 85,981         $94 040
                                                                 ------------    ------------    ------------

Sources of Funds - Net Income                                       $132,861         $85,981         $94,040
Decrease in Assets                                                   220,577         140,444          29,224
Increase in Liabilities                                                    0               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                 ------------    ------------    ------------

Cash generated from Operations                                      $353,438        $226,425        $123,264
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                2,954           2,600               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        37,370          26,841          33,554
  Return of Capital to LP's                                          235,477         188,064         214,560
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $77,637          $8,920      $(124,850)
Cash at the beginning of the year                                    $95,478        $173,115        $182,035
Cash at the end of the year                                         $173,115        $182,035         $57,185
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $61             $42             $50
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $61             $42             $50
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $18             $17             $24
    Capital (1)                                                         $138            $122            $137
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $14             $10             $12
    Capital (1)                                                          $77             $64             $89
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $23             $53             $93
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                  $23             $53             $93


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984




                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                               CMI (CONSOLIDATED)
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1996
                                                                 ------------

Gross Revenues                                                      $193,218
Less: General Partners' Mgmt Fee                                      13,117
  Mortgage Servicing Fee                                              18,050
  Administrative Expenses                                             14,341
  Provision for Uncollected Accts                                     49,281
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $98,429
                                                                 ------------
Sources of Funds - Net Income                                        $98,429
Decrease in Assets                                                   143,063
Increase in Liabilities                                                3,900
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                              0
                                                                 ------------
Cash generated from Operations                                      $245,392
Use of Funds-Increase in Assets                                            0
Decrease in Liabilities                                                    0
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                        28,260
  Return of Capital to LP's                                          189,391
                                                                 ------------
Net Increase (Decrease) in Cash                                      $27,741
Cash at the beginning of the year                                    $57,185
Cash at the end of the year                                          $84,926
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $57
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $57
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $21
    Capital (1)                                                         $149
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $12
    Capital (1)                                                          $74
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $84
  Ordinary Income from Operations CMI II (New Portfolio of               $84
    CMI


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                                  INVESTMENT           LATE/MISC             TO DATE
                                                      AMOUNT
================= =========== ============ ================== =================== -------------------

San Mateo           06/09/93     01/21/94           65000.00             4463.41            69463.41
San Mateo           10/26/93     03/21/94           40000.00             1565.51           41565.51
San Francisco       05/14/93     03/22/94           65000.00             5891.09            70891.09
Sonoma              05/18/93     05/17/94           65000.00             6388.70            71388.70
San Mateo           02/24/94     06/01/94          225000.00             6091.16           231091.16
San Mateo           11/10/93     07/01/94          196800.00            12643.73           209443.73
San Mateo           06/28/94     09/27/94          132000.00             3719.50           135719.50
San Mateo           08/25/94     09/29/94           50000.00              493.15            50493.15
Contra Costa        05/01/93     10/14/94           50000.00             8069.18            58069.18
Sonoma              03/15/94     11/04/94          151875.00            11638.07           163513.07
Santa Clara         06/01/93     03/13/95           99000.00            17191.42           116191.42
San Mateo           07/19/94     06/20/95           40000.00             3076.20            43076.20
Santa Clara         06/04/93     12/31/95          100000.00            26825.94           126825.94
Santa Clara         05/31/95     02/09/96          278207.20           *17936.60           296143.80
San Mateo           10/08/93     02/15/96          130000.00           *29280.87           159280.87
Santa Clara         12/29/94     03/13/96          250000.00           *17701.60           267701.60
San Mateo           02/21/96     05/20/96           58500.00            *1932.93            60432.93
San Mateo           11/15/94     05/30/96          213717.85           *18344.35           232062.20
San Mateo           09/15/95     06/06/96         3277600.49          *355868.81        3,633,469.30
Marin               05/05/94     06/14/96          300000.00           *65081.60           365081.60
Alameda             12/05/95     07/24/96           49753.82            *2853.90            52607.72
Alameda             11/29/94     08/05/96           60000.00           *10253.51            70253.51
Monterey            02/14/95     08/30/96          239507.90           *34227.09           273734.99
Marin               05/11/95     11/06/96           50000.00            *8446.53            58446.53
San Mateo           03/22/94     11/15/96          100000.00           *25983.46           125983.46
Alameda             08/05/94     11/22/96          410000.00           *88249.87           498249.87
San Mateo           04/30/96     12/11/96          453720.67           *25915.39           479636.06


----------------- ----------- ------------ ------------------ ------------------- -------------------

         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Alameda             04/28/93     12/01/95           50000.00             9239.47           59239.47
San Francisco       07/20/94     01/19/96          175000.00            12148.49          187148.49
Contra Costa        01/06/94     01/19/96         1073720.93           147243.75         1220964.68
Alameda             03/17/95     05/31/96           13000.00             1721.25           14721.25
San Francisco       02/05/96     12/27/96          883750.00           *50570.34          934320.34


----------------- ----------- ------------ ------------------ ------------------- ------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         COMMERCIAL (county) CONTINUED
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Mateo           09/30/93     01/01/94          400000.00            10466.61          410466.61
Merced              06/02/93     10/31/94           45000.00             7163.32           52163.32
Alameda             01/14/94     03/17/95          300000.00            34922.50          334922.50
Alameda             10/14/94     05/31/95          310000.00            20774.14          330774.14
Santa Clara         01/26/96     03/21/96         1125000.00           *18882.96         1143882.96
San Francisco       03/19/93     06/28/96          116500.00           *36543.05          153043.05
Santa Clara         12/30/94     06/30/96           95000.00           *15257.72          110257.72
San Francisco       03/10/93     02/15/96          114000.00           *39249.06          153249.06
San Mateo           07/25/94     09/26/96          700000.00          *184662.96          884662.96
Santa Clara         10/31/94     10/01/96          500000.00          *100224.84          600224.84



----------------- ----------- ------------ ------------------ ------------------- ------------------

     * Interest payment for 1996, is shown as gross of mortgage servicing fee. In 1996, the Partnership paid $155,912 in such fees to Redwood Mortgage, the mortgage servicing agent.


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------

San Mateo           05/05/92     01/14/94           40000.00             8029.79           48029.79
Santa Clara         08/10/90     03/16/94           75000.00            40842.82          115842.82
San Francisco       05/14/93     03/22/94           15000.00             1359.48           16359.48
San Mateo           05/18/92     04/01/94           32000.00             3432.74           35432.74
San Mateo           06/16/92     04/15/94           60000.00            12607.41           72607.41
San Mateo            03/02/93     04/19/94          100000.00            12205.41          112205.41
San Mateo           06/01/90     04/22/94           91000.00           -13609.71           77390.29
Santa Clara         09/01/93     04/29/94          156750.00             6524.50          163274.50
San Mateo           08/07/92     05/04/94           70000.00            14318.42           84318.42
Sonoma              10/02/91     05/13/94           22000.00             7643.20           29643.20
Solano              03/29/90     06/28/94           44600.00            27937.99           72537.99
Alameda             09/30/91     08/05/94           68987.44            24341.28           93328.72
Sonoma              12/03/90     08/16/94           57000.00            29283.93           86283.93
San Mateo           12/07/92     08/24/94          250000.00            29890.13          279890.13
San Mateo           04/25/90     08/25/94           33000.00            17769.20           50769.20
Alameda             04/28/92     08/31/94          145000.00             3768.21          148768.21
Alameda             08/31/92     09/19/94           77000.00            17401.80           94401.80
Contra Costa        05/01/93     10/14/94           50000.00             8069.18           58069.18
Contra Costa        09/23/92     11/30/94           50000.00            12841.91           62841.91
Mendocino           08/04/92     10/19/94          100000.00            25951.11          125951.11
Solano              09/21/91     02/22/95          294500.00           -19094.98          275405.02
Alameda             08/07/92     03/31/95          135000.00            39743.01          174743.01
San Mateo           08/12/91     03/10/95          196000.00           -17431.30          178568.70
San Mateo           12/11/91     04/18/95           95000.00           -16923.29           78076.71
San Mateo           07/28/93     07/14/95           60000.00            12275.08           72275.08
Alameda             02/23/93     06/13/95          104000.00            27469.23          131469.23
San Mateo           07/26/91     08/21/95           71000.00           -25231.62           45768.38
Monterey            09/18/92     09/27/95          110000.00           -72503.76           37496.24
San Mateo           11/09/93     09/29/95          153000.00            25546.76          178546.76
San Mateo           12/07/93     09/29/95           25000.00             4467.56           29467.56
San Mateo           03/10/95     11/29/95          200000.00            11018.65          211018.65
Santa Clara         06/04/93     12/31/95           25000.00             6858.86           31858.86
Contra Costa        03/17/93     03/29/96           73231.67            *5525.66          78,757.33
Mendocino           08/06/93     03/31/96          300000.00           *93954.87          393954.87
San Mateo           02/21/96     05/20/96           58500.00            *1932.94           60432.94
San Mateo           11/15/94     05/30/96          213717.85           *18705.09          232422.94
Marin               05/05/94     06/14/96          150000.00           *33530.02          183530.02
Santa Clara         10/29/92     07/23/96          209500.00           *83174.41          292674.41
Monterey            02/14/95     08/30/96          239507.90           *35047.91          274555.81
Sonoma              01/26/93     09/26/96           13420.13           *12659.66          26,079.79
Sonoma              01/26/93     09/30/96           13420.13           *12683.14          26,103.27
San Mateo           12/31/89     09/30/96           57959.24           *91871.30         149,830.54


----------------- ----------- ------------ ------------------ ------------------- ------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Francisco       05/29/90     01/11/95           75000.00           -21412.94           53587.06
San Francisco       12/09/91     10/31/95           25000.00             9554.33           34554.33
Alameda             04/28/93     12/01/95          150000.00            28283.23          178283.23
Contra Costa        01/06/94     01/19/96         1226744.19           194323.82         1421068.01
Alameda             03/17/95     05/31/96           28166.67             3920.62           32087.29
San Mateo           07/15/92     02/16/96          175000.00            75675.23          250675.23
San Francisco       02/05/96     12/27/96          883750.00           *50570.34          934320.34

----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERCIAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Mateo           02/28/94     01/01/94          690000.00           171369.86          861369.86
San Mateo           07/29/91     02/09/94          105000.00            31793.88          136793.88
Alameda             05/31/93     03/29/94          200000.00          -111073.87           88926.13
Sonoma              07/03/91     06/20/94          117500.00            47064.41          164564.41
Stanislaus          09/10/91     12/19/94          399941.72           118615.34          518557.06
Stanislaus          06/30/94     12/19/94           60000.11             3229.61           63229.72
Stanislaus          09/10/91     12/19/94          399941.72           118615.34          518557.06
San Francisco       07/15/93     12/31/94           10000.00             1007.71           11007.71
Alameda             01/14/94     03/17/95          650000.00            87376.02          737376.02
Shasta              06/06/90     05/10/95          100000.00             3005.47          103005.47
Alameda             02/12/92     11/03/95          240000.00            62538.96          320296.01
Solano              04/30/92     11/30/95          200000.00            37668.49          237904.59
San Francisco       01/25/91     12/15/95           80000.00            50960.94          130960.94
San Mateo           08/28/95     03/19/96          375000.00           *48000.00          423000.00
Santa Clara         01/26/96     03/21/96         1125000.00           *18882.96         1143882.96
San Francisco       03/19/93     06/28/96          129800.00           *46251.69          176051.69
Santa Clara         01/22/92     06/30/96          325000.00          *120178.74          445178.74
San Francisco       04/30/86     09/12/96          600320.06          *866468.12         1466788.18
San Mateo           07/25/94     09/26/96          650000.00          *197114.21          847114.21
Santa Clara         09/28/90     09/30/96          202577.92          *219868.67         422,446.59
Santa Clara         10/31/94     10/01/96          275000.00           *56956.67          331956.67




----------------- ----------- ------------ ------------------ ------------------- ------------------

     * Interest payments received for 1996 are shown as gross of mortgage servicing fees. The Partnerships calculated mortgage servicing fees were $189,516, however, the General Partners waived $92,249 of the mortgage servicing fee.



                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------

San Francisco       01/15/93     01/28/94           45000.00             5374.32           50374.32
Santa Cruz          07/31/91     03/10/94           51000.00            16959.98           67959.98
San Mateo           03/02/93     04/19/94           75000.00             9154.06           84154.06
San Mateo           06/01/90     04/22/94           91000.00           -13570.25           77429.75
Sonoma              05/18/93     05/17/94           25000.00             2457.47           27457.47
Contra Costa        07/26/90     06/06/94           95000.00            50888.89          145888.89
Marin               03/11/93     08/19/94           45000.00             7614.65           52614.65
San Mateo           12/07/92     08/24/94          200000.00            23912.10          223912.10
Contra Costa        05/01/93     10/14/94           62500.00            10086.48           72586.48
Sonoma              12/24/91     11/04/94          168750.00            56286.16          225036.16
Contra Costa        12/19/90     11/10/94           22000.00            10517.42           32517.42
Stanislaus          08/26/92     06/27/94           87500.00            17713.96          105213.96
Alameda             11/23/88     02/10/95           50000.00            37945.22           87945.22
Solano              09/21/92     02/22/95          190016.46           -13169.40          176847.06
Contra Costa         10/30/92     03/02/95           89500.00            15442.55          104942.55
Contra Costa        11/20/90     04/14/95           50000.00              330.88           50330.88
San Mateo           12/11/91     04/18/95            95000.0            16246.05          111246.05
Contra Costa        04/02/91     07/18/95           72000.00           -30261.48           41738.52
Napa                12/22/88     08/31/95          200000.00           160662.42          360662.42
Monterey            09/18/92     09/27/95          100000.00           -65098.70           34901.30
San Mateo           10/17/88     12/08/95           91400.00            79779.21          171179.21
Santa Clara         06/04/93     12/31/95           25000.00             6858.86           31858.86
San Mateo           10/08/93     02/15/96           57425.00           *13219.04           70644.04
Contra Costa        03/17/93     03/29/96           73231.70            *5525.66          78,757.36
San Mateo           03/03/89     03/31/96          160000.00          *102333.91          262333.91
San Mateo           08/12/92     05/15/96          207211.23          *217482.42         424,693.65
Marin               05/05/94     06/14/96          200000.00           *44706.69          244706.69
Santa Clara         10/29/92     07/23/96          209500.00           *83174.41          292674.41
Sonoma              01/26/93     09/26/96           25811.78           *24007.81          49,819.59
Sonoma              01/26/93     09/30/96           25666.55           *24889.91          50,556.46
Santa Cruz          08/20/91     09/31/96          120000.00           *62342.34          182342.34
San Mateo           07/01/88     10/06/96           22500.00           *21468.10           43968.10
San Mateo           06/29/89     10/11/96           69396.16          *113467.71         182,863.87

----------------- ----------- ------------ ------------------ ------------------- ------------------


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996

         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Alameda             05/06/88     04/01/94           50000.00            33567.33           83567.33
Sacramento          03/20/92     12/31/94          356750.00          -318741.07           38008.93
San Francisco       05/29/90     01/11/95           75000.00           -21792.60           53207.40
San Francisco       01/13/93     02/03/95           30000.00             7430.37           37430.37
Alameda             04/28/93     12/01/95          100000.00            18853.45          118853.45
Contra Costa        01/06/94     01/19/96          516279.07           *90368.97          606648.04
San Mateo           08/12/92     05/15/96          175000.00           *42482.37          217482.37
Alameda             03/17/95     05/31/96            9750.00            *1322.29           11072.29
San Mateo           07/15/92     02/16/96          100000.00           *43242.94          143242.94

----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERCIAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Mateo           02/28/92     01/01/94          750000.00           214212.33          964212.33
Alameda             05/31/91     03/29/94          150000.00           -79044.10           70955.90
Sonoma              07/03/91     06/20/94          117500.00            47549.42          165049.42
Sonoma              07/07/89     11/11/94          110000.00            17084.40          127084.40
Stanislaus          09/10/91     12/19/94          299955.53            92990.31          392945.84
Stanislaus          06/30/94     12/19/94           44999.97             2422.20           47422.17
Sonoma              07/06/89     12/31/94          135000.00            93057.01          228057.01
Alameda             01/14/94     03/17/95          225000.00            29899.40          254899.40
Shasta              06/06/90     05/10/95          100000.00             2637.03          102637.03
San Mateo           01/25/91     08/03/95          162500.00            95276.39          257776.39
San Francisco       01/25/91     12/15/95          100000.00            63892.44          163892.44
Alameda             08/03/90     01/30/96          200000.00          *142969.07          342969.07
Santa Clara         02/01/96     03/21/96          392829.43            *6722.72          399552.15
San Francisco       03/19/93     06/28/96          110000.00            *5670.35          115670.35
Santa Clara         09/10/92     06/30/96          100000.00           *45702.20          145702.20
Santa Clara         01/22/92     06/30/96          175000.00           *89015.60          264015.60
San Francisco       04/30/86     09/12/96          149400.14          *214170.66          363570.80
San Mateo           07/25/94     09/26/96          550000.00          *157005.74          707005.74




----------------- ----------- ------------ ------------------ ------------------- ------------------

     * Interest payment received for 1996 shown as gross of Mortgage Servicing Fees. The Partnerships calculated mortgage servicing fees were $86,344, however, the General Partners waived $41,779 of the mortgage servicing fees.


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS V
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996

         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------

Alameda             05/29/90     02/02/94          156600.00            80234.17           236834.17
Alameda             09/30/91     08/05/94          138000.00            27330.74           165330.74
San Mateo           12/07/92     08/24/94           50000.00             5978.03            55978.03
Sonoma              12/24/91     11/04/94          168750.00            44608.09           213358.09
San Francisco       11/11/92     12/21/94           54000.00            12943.80            66943.80
Contra Costa        02/14/92     04/27/95          264500.00           -44659.84           219840.16
San Mateo           11/04/92     05/22/95           30000.00             9458.37            39458.37
San Mateo           09/28/89     09/03/96           54000.00           *41863.50            95863.50
Sonoma              01/26/93     09/26/96           24030.31           *21893.70           45,924.01
Sonoma              01/26/93    09/3.0/96           24030.32           *22625.93           46,656.25
Marin               01/23/87     12/13/96           60000.00           *57433.82           117433.82
----------------- ----------- ------------ ------------------ ------------------- -------------------

         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Sacramento          03/20/92     12/31/94          178375.00          -159360.07            19014.93
Santa Clara         09/21/88     06/19/95          100000.00            74156.73           174156.73
Alameda             04/28/93     12/01/95          100000.00            19070.91           119070.91
Contra Costa        01/06/94     01/19/96          187116.28            *7299.89           194416.17
Alameda             03/17/95     05/31/96            3250.00             *452.38             3702.38
----------------- ----------- ------------ ------------------ ------------------- -------------------

         COMMERCIAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Mateo           02/28/92     01/01/94          500000.00           132341.61          632341.61
San Mateo           07/29/91     02/09/94          105000.00            32152.51          137152.51
Alameda             05/31/91     03/29/94          100000.00           -60648.08           38351.92
Sonoma              07/07/89     11/11/94          100000.00            15500.18          115500.18
Stanislaus          09/10/91     12/19/94          236759.66            42103.49          278863.15
Stanislaus          06/30/94     12/19/94           18749.99             1009.25           19759.24
Alameda             01/14/94     03/17/95           75000.00             9966.47           84966.47
Shasta              06/06/90     05/10/95           70000.00             2831.72           72831.72
San Francisco       03/19/93     06/28/96           90000.00            *5786.25           95670.35
Santa Clara         09/10/92     06/30/96          150000.00           *69007.73          219007.73
Santa Clara         01/22/92     06/30/96          100000.00           *40642.26           140642.26
San Francisco       04/30/86     09/12/96          304280.17          *224718.72           528998.89
San Mateo           07/25/94     09/26/96          300000.00           *92108.08           392108.08
----------------- ----------- ------------ ------------------ ------------------- -------------------

     * Interest payment received for 1996 shown as gross of Mortgage Servicing Fee. Partnerships calculated mortgage servicing fees were $40,666, however, the General Partners waived all of the mortgage servicing fees.



                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------

San Francisco       09/24/93     01/14/94          272093.02             5648.72           277741.74
Contra Costa        05/29/91     03/09/94           80000.00          -144614.39           -64614.39
San Francisco       05/14/93     03/22/94           20000.00             1812.66            21812.66
San Mateo           12/02/93     06/24/94          326500.00                0.00           326500.00
Stanislaus          08/26/92     06/27/94           87500.00            17713.96           105213.96
Alameda             04/06/90     08/26/94           56000.00            32820.64            88820.64
San Francisco       03/29/91     09/30/94          126000.00           -26456.30            99543.70
Contra Costa        09/23/92     11/30/94           51500.00            13227.17            64727.17
San Mateo           03/03/93     12/08/94           52500.00             9372.86            61872.86
Alameda             03/01/91     12/14/94           35000.00             8275.11           43275.11
Marin               04/29/88     06/02/95           67000.00            55264.42          122264.42
Alameda             03/01/91     12/14/94           35000.00             8275.11           43275.11
Contra Costa        02/14/92     04/27/95          303281.45           257935.00         561,216.45
San Mateo           12/30/94     07/03/95          328583.63            13353.36          341936.99
San Mateo           09/28/89     09/03/96           54000.00           *41577.53           95577.53


----------------- ----------- ------------ ------------------ ------------------- ------------------


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Alameda             04/01/86     06/10/94           27193.39            19547.55           46740.94
San Francisco       04/05/89     09/28/94          120000.00            85295.94          205295.94
Contra Costa        10/03/85     11/18/94           46281.93            25250.22           71532.15
Mendocino           06/29/90     12/23/94          353097.43           119341.00          472438.43
San Francisco       05/29/90     01/11/95           50000.00           -13804.88           36195.12
Santa Clara         09/21/88     06/19/95          100000.00            74222.65          174222.65
San Francisco       03/06/91     11/29/95           60000.00            39835.76           99835.76
Alameda             04/28/93     12/01/95          100000.00            18472.90          118472.90
Contra Costa        01/06/94     01/19/96          418604.65           *69501.29          488105.94
San Joaquin         07/11/95     03/19/96          275000.00           *10172.36          285172.36
Alameda             03/17/95     05/30/96            6500.00             *860.62            7360.62
Sacramento          12/16/87     05/30/96          536592.80          *368067.66         904,660.46
Santa Clara         09/28/90     09/30/96          204900.08          *220007.50         424,907.58


----------------- ----------- ------------ ------------------ ------------------- ------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         COMMERCIAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Mateo           02/28/92     01/01/94          650000.00           185650.68          835650.68
Santa Barbara       05/10/94     06/30/94          150000.00             1857.19          151857.19
Stanislaus          09/10/91     12/19/94          499925.87           154983.84          654909.71
Stanislaus          06/30/94     12/19/94           74999.94             4037.00           79036.94
Alameda             01/14/94     03/17/95          250000.00            23414.86          273414.86
Fresno              05/31/85     07/11/95          160000.00           196652.27          356652.27
San Mateo           01/25/91     08/03/95          162500.00            62530.67          225030.67
San Francisco       03/10/93     02/15/96          171000.00           *60864.67          231864.67
San Francisco       04/30/86     09/12/96          830000.78         *1082625.62         1912626.40
San Mateo           07/25/94     09/26/96          200000.00           *58334.75          258334.75
Lake                01/30/91     10/04/96           16000.00           *13245.50           29245.50

----------------- ----------- ------------ ------------------ ------------------- ------------------

     * Interest payment received for 1996 shown as gross mortgage servicing fee. Partnerships calculated mortgage servicing fees were $85,949, however, the General Partners waived $39,140 of the mortgage servicing fees.


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS III
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996



         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------

San Mateo           03/06/87     03/22/94           53000.00            36681.38           89681.38
San Mateo           03/03/93     12/08/94           52500.00             9372.86           61872.86
Santa Clara         03/31/93     03/13/95          110000.00             3733.39          113733.39
Napa                08/31/90     08/31/95           73281.93            44487.64          117769.57
Sonoma              01/26/93     09/24/96            8523.84            *7989.07          16,512.91
Sonoma              01/26/93     09/24/96            8523.84            *8256.88          16,780.72
Santa Cruz          08/20/91     09/31/96           80253.55           *10031.41           90284.96


----------------- ----------- ------------ ------------------ ------------------- ------------------


         MULTIPLE 5+ UNITS (county)
----------------- ----------- ------------ ------------------ ------------------- ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
----------------- =========== ============ ================== =================== ------------------
Alameda             05/11/84     06/10/94           33000.00            10860.90           43860.90


----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERCIAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Stanislaus          09/10/91     12/19/94          142055.79            25262.10          167319.89
Stanislaus          06/30/94     12/19/94           11249.99              605.55           11855.54
San Mateo           09/30/92     08/03/95           81250.00            31562.66          112812.66
Santa Clara         12/22/92     09/29/95           40000.00            13206.65           53206.65
Alameda             09/30/95     01/30/96          138015.68            *6530.55          144546.23
Santa Clara         09/10/92     06/30/96           75000.00           *33772.22          108772.22
San Francisco       04/30/86     09/12/96          164999.74          *214521.09          379520.83




----------------- ----------- ------------ ------------------ ------------------- ------------------

     * Interest payment received for 1996 shown as gross of mortgage servicing fee. Partnerships calculated mortgage servicing fees were $21,286, however, the General Partners waived $6,590 in mortgage servicing fees.



                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS II
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------

San Francisco       09/24/93     01/14/94          313953.49             6517.76           320471.25
San Mateo           02/24/94     06/01/94          100000.00             2707.18           102707.18
San Mateo           11/04/94     10/24/95          119000.00            13294.21           132294.21
Marin               01/23/87     12/13/96           50500.01            *6277.71            56777.72




----------------- ----------- ------------ ------------------ ------------------- -------------------


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Sacramento          03/20/92     12/31/94           89187.50           -80131.24             9056.26






----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERCIAL (county)
================= =========== ============ ================= =================== ------------------
PROPERTY              FUNDED    CLOSED ON          MORTGAGE           INTEREST/           PROCEEDS
                                                 INVESTMENT           LATE/MISC            TO DATE
                                                     AMOUNT
================= =========== ============ ================= =================== ------------------
San Francisco       04/30/86     09/12/96         291224.54          *262811.34          554035.88
Alameda             01/12/94     12/02/96          30000.00            *7553.14           37553.14




----------------- ----------- ------------ ----------------- ------------------- ------------------

     * Interest payment received for 1996, shown as gross of mortgage servicing fee. In 1996, the Partnership paid $18,314 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                      REDWOOD MORTGAGE INVESTORS
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------


San Francisco       09/24/93     01/14/94          313953.49             6517.76           320471.25
Alameda             09/23/92     05/27/94           22000.00             3985.55            25985.55
San Mateo           02/24/94     06/01/94          100000.00             2707.18           102707.18
Solano              02/22/91     07/07/94           30800.00            14120.56            44920.56
Sonoma              01/26/93     09/24/96            5475.51            *5155.95           10,631.46
Sonoma              01/26/93     09/30/96            5488.04            *5343.29           10,831.33
San Mateo           03/08/91     11/11/94           20000.00            -9009.44            10990.56
Napa                12/22/88     08/31/95           50000.00            40203.57            90203.57



----------------- ----------- ------------ ------------------ ------------------- -------------------


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------
Mendocino           06/29/90     12/23/94           39233.05            13260.11            52493.16
Sacramento          03/20/92     12/31/94           89187.50           -80146.80             9040.70
Alameda             03/17/95     05/31/96            2166.67             *286.88             2453.55




----------------- ----------- ------------ ------------------ ------------------- -------------------


         COMMERCIAL (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------
Alameda             05/31/91     03/29/94           50000.00           -30324.05            19675.95
Alameda             01/14/94     03/17/95           50000.00             6481.93            56481.93
Fresno              05/31/85     07/11/95           75000.00            92143.53           167143.53
Santa Clara         12/22/92     09/29/95           30000.00             9905.00            39905.00
San Francisco       04/30/86     09/12/96          164997.74          *302563.65           467561.39
San Mateo           07/25/94     09/27/96          200000.00           *58334.75           258334.75



----------------- ----------- ------------ ------------------ ------------------- -------------------

     * Interest payment received for 1996, shown as gross of mortgage servicing fee. In 1996, the Partnership paid $24,133 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                  CORPORATE MORTGAGE INVESTORS I & II
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996

         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------

Alameda             06/13/90     03/04/94           65000.00            33159.13            98159.13
Alameda             06/21/88     03/21/94           23000.00            17133.40            40133.40
San Francisco       02/28/84     04/28/94           23000.00            21022.24            44022.24
San Mateo           09/01/86     05/24/94          254000.00           106221.19           360221.19
Alameda             10/19/92     07/20/94           25000.00             5038.21            30038.21
Contra Costa        05/01/93     10/14/94           75000.00            12103.77            87103.77
San Francisco       03/05/85     04/12/95          172624.22           127435.71           300059.93
San Francisco       05/23/90     07/28/95           50000.00             7856.50            57856.58
San Mateo           01/10/92     08/29/95          130000.00            57349.62           187349.62
Mariposa            01/27/95     09/18/95           77000.00             4351.26            81351.26
Santa Clara         03/31/90     12/04/95           80262.02            56152.77           136414.79
Alameda             01/31/95     01/25/96           80000.00            *8863.88            88863.88
San Mateo           01/31/96     04/29/96          175000.00            *5226.02           180226.02
San Mateo           03/06/90     08/29/96           19000.00           *14725.47            33725.47
San Mateo           09/29/95     09/05/96           70000.00            *8176.88            78176.88
----------------- ----------- ------------ ------------------ ------------------- -------------------


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Francisco       05/23/90     05/15/94          140000.00          -121491.06           18508.94
Alameda             12/06/84     05/20/94          106000.00            34326.10          140326.10
Contra Costa        01/06/94     01/19/96          239534.88           *26161.33          265696.21
Sacramento          12/15/87     05/30/96          102000.00          *-24018.43           77981.57
Alameda             03/17/95     05/31/96            2166.67             *286.88            2453.55
----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERCIAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Marin               09/15/92     10/27/94           30000.00             8321.27           38321.29
San Mateo           12/30/93     01/01/94          100000.00                0.00          100000.00
San Mateo           04/12/90     02/20/95          100000.00            45757.46          145757.46
Alameda             01/14/94     03/17/95           50000.00             6481.93           56481.93
San Francisco       03/19/93     06/28/96           35000.00           *36011.72           71011.72
San Francisco       04/30/86     09/12/96          180025.14           *20073.65          200098.79
Santa Clara         01/31/94     10/01/96          100000.00           *20044.97          120044.97
----------------- ----------- ------------ ------------------ ------------------- ------------------

     * Interest payment received for 1996, shown as gross of mortgage servicing fee. In 1996, the Partnership paid $18,050 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                  ATTACHMENT II
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997



     SUMMARY OF MORTGAGE INVESTMENTS ORIGINATED BY PRIOR LIMITED PARTNERSHIP

     The following table provides a summary of the mortgage investments originated by prior programs of Affiliates for the three year period ending
December 31, 1996. The last column of the following chart reflects total mortgage investment balances on all mortgage investments for each prior program, including those which originated prior to the three year period ending December
31, 1996. This information updates the information provided on page 42 of the Prospectus.




Name of          Number of       Estimated Total       Outstanding Mortgage           Total Outstanding
Partnership       Mortgage          Amount. of         Investments Balances         Mortgage Investments
                Investments          Mortgage          Originated 01/01/94             Balances as of
                                   Investments             to 12/31/96                 12/31/96 (from
                                                                                         inception)
--------------- ------------- -- ----------------- -- ----------------------- ---- ------------------------

CMI                     22          $1,793,266.67               $967,637.85               $1,723,844.18
RMI                     19          $1,031,736.23               $707,917.85               $1,059,115.08
RMI II                  16            $882,764.40               $487,571.07                 $753,477.79
RMI III                 13            $877,562.89               $838,125.94               $1,318,263.50
RMI IV                  24          $5,292,177.80             $3,291,326.75               $7,872,653.41
RMI V                   18          $1,537,170.70               $702,710.55               $3,200,462.96
RMI VI                  33          $7,236,365.18             $4,275,173.65               $9,313,924.02
RMI VII                 46         $16,673,518.67             $7,833,242.90              $12,036,292.73
TOTAL                  191         $35,324,562.54            $19,103,706.56              $37,278,033.67


                                  ATTACHMENT II
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997


                 BREAKDOWN OF PRIOR PROGRAM MORTGAGE INVESTMENTS

     The following is a breakdown of prior program mortgage investments according to type of deed of trust, the location of the property securing the mortgage investment, and the type of property securing the mortgage investment.
This information updates the information contained on page 43 of the Prospectus.

Mortgage Investments

        First Trust Deeds                                     $15,900,987.50
        Second Trust Deeds                                     18,894,575.04
        Third Trust Deeds                                         529,000.00

                                                            =================
Total                                                         $35,324,562.54

Location of Mortgage Investments by County

        Santa Clara                                           $10,487,005.04
        San Mateo                                               5,626,070.00
        San Francisco                                           5,263,250.00
        Stanislaus                                              4,010,000.00
        Alameda                                                 3,085,000.00
        Contra Costa                                            2,290,000.00
        Ventura                                                 1,040,000.00
        Sonoma                                                    546,537.50
        Santa Barbara                                             525,000.00
        Marin                                                     400,500.00
        Monterey                                                  397,000.00
        San Joaquin                                               275,000.00
        Yuba                                                      269,000.00
        Shasta                                                    225,000.00
        Sacramento                                                220,000.00
        San Luis Obispo                                           200,000.00
        Santa Cruz                                                100,000.00
        El Dorado                                                  88,200.00
        Mariposa                                                   77,000.00
        Solano                                                     60,000.00
        Placer                                                     55,000.00
        Other Counties*                                            85,000.00
                                                            -----------------

Total                                                         $35,324,562.54
                                                            =================

Type of Property

        Commercial                                            $15,512,636.00
        Owner Occupied Homes                                    3,579,676.54
        Apartments                                              6,961,250.00
        Non-Owner Homes                                         3,911,000.00
        Raw Land                                                5,360,000.00

Total                                                         $35,324,562.54

*        Napa, Amador

                                 ATTACHMENT III
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997

                              FINANCIAL STATEMENTS
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1996
                         (With Auditor's Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                       3658 Mount Diablo Blvd., Suite #205
                               Lafayette CA 94549
                                 (510) 284-3590




                          INDEPENDENT AUDITORS REPORT


THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII

     We have audited the financial statements and related schedules of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) listed in Item 8 on form 10-K including balance sheets as of December 31, 1996 and 1995 and the statements of income, changes in partners capital and cash flows for the three years ended December 31, 1996. These financial statements are the responsibility of the Partnerships management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 1996 and 1995, and the results of its operations and cash flows for the three years ended December 31, 1996, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.




                              /S/ A. Bruce Cropper
                                PARODI & CROPPER








Lafayette, California
February 28, 1997


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                          1996                 1995
                                                                     ---------------      ---------------

Cash                                                                       $664,434             $380,318
                                                                     ---------------      ---------------

Accounts receivable:
  Mortgage Investments, secured by deeds of trust                        15,642,990           12,047,252
  Accrued Interest on Mortgage Investments                                  196,530              113,301
  Advances on Mortgage Investments                                            8,679                8,431
  Accounts receivables, unsecured                                            75,334               71,316
                                                                     ---------------      ---------------
                                                                         15,923,533           12,240,300

  Less allowance for doubtful accounts                                      117,803               39,152
                                                                     ---------------      ---------------
                                                                         15,805,730           12,201,148
                                                                     ---------------      ---------------

Real Estate owned, acquired through foreclosure, at estimated net
  realizable value                                                           66,991                    0
Investment in limited liability corporation, at cost which
  approximates market                                                       191,139                    0
Formation loan due from Redwood Mortgage                                  1,073,706              775,229
Organization costs, less accumulated amortization of $8,125
 and $5,625, respectively                                                     4,375                6,875
Due from related companies                                                      311                3,049
Prepaid expense-deferred loan fee                                            20,720               17,718
                                                                     ---------------      ---------------

                                                                        $17,827,406          $13,384,337
                                                                     ===============      ===============


                        LIABILITIES AND PARTNERS CAPITAL


Liabilities:
  Accounts payable and accrued expenses                                     $20,625               $4,010
  Note payable - bank line of credit                                      1,500,000            1,910,000
  Deferred interest income                                                  217,480                    0
  Subscriptions to partnership in applicant status                          310,937                    0
                                                                     ---------------      ---------------
                                                                          2,049,042            1,914,010

Partners Capital                                                         15,778,364           11,470,327
                                                                     ---------------      ---------------

                                                                        $17,827,406          $13,384,337
                                                                     ===============      ===============


See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              STATEMENTS OF INCOME
                   FOR THE THREE YEARS ENDED DECEMBER 31, 1996


                                                                              YEARS ENDED DECEMBER 31,
                                                                  --------------------------------------------------

                                                                       1996              1995              1994
                                                                  ---------------     ------------     -------------
Revenues:
  Interest on Mortgage Investments                                    $1,562,296         $945,573          $450,983
  Interest on bank deposits                                                4,083           13,120            15,739
  Late charges                                                             3,847            3,876             1,704
  Miscellaneous                                                              497            2,211               120
                                                                  ---------------     ------------     -------------
                                                                       1,570,723          964,780           468,546
                                                                  ---------------     ------------     -------------

Expenses:
  Interest on note payable - bank                                        188,638           25,889                 0
  Amortization of loan origination fees                                   11,999            2,531                 0
  Provision for doubtful accounts and losses on real estate
    acquired through foreclosure                                          55,383           26,032            13,120
  Asset management fee - General Partner                                  17,053           11,587             5,906
  Amortization of organization costs                                       2,500            2,500             2,500
  Clerical costs through Redwood Mortgage                                 38,799           22,769            10,664
  Professional services                                                   17,687           16,178            10,244
  Printing, supplies and postage                                           1,192               92               917
  Other                                                                    3,947            1,461               883
                                                                  ---------------     ------------     -------------
                                                                         337,198          109,039            44,234
                                                                  ---------------     ------------     -------------

Income before interest credited to partners in applicant status        1,233,525          855,741           424,312

Interest credited to partners in applicant status                          2,618           18,908            14,443
                                                                  ---------------     ------------     -------------

Net Income                                                           $1,.230,907         $836,833          $409,869
                                                                  ===============     ============     =============

Net income:  To General Partners(1%)                                     $12,309           $8,368            $4,099
                     To Limited Partners (99%)                         1,218,598          828,465           405,770
                                                                  ===============     ============     =============
Total - net income                                                    $1,230,907         $836,833          $409,869
                                                                  ===============     ============     =============

Net income per $1,000 invested by Limited
 Partners for entire period:
-where income is reinvested and compounded                                  $ 84             $ 83              $ 81
                                                                  ===============     ============     =============

-where partner receives income in monthly distributions                     $ 81             $ 80              $ 79
                                                                  ===============     ============     =============


See accompanying notes to financial statements.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996

                                                                               PARTNERS CAPITAL
                                                         --------------------------------------------------------------
                                       PARTNERS IN                                          UNALLOCATED
                                        APPLICANT          GENERAL          LIMITED         SYNDICATION
                                         STATUS            PARTNERS         PARTNERS           COSTS            TOTAL
                                      --------------     -------------     -----------    ----------------     --------

Balances at December 31, 1993               128,772          2,887        2,809,535       (190,342)         2,622,080

Contributions on application              4,560,683              0                0               0                 0

Interest credited to partners in             14,443              0                0               0                 0
applicant status

Upon admission to partnership:
  Interest withdrawn                        (5,774)              0                0               0                 0
  Transfers to Partners capital          (4,508,824)         4,542        4,504,282               0         4,508,824

Net income                                        0          4,099          405,770               0           409,869
Syndication costs incurred                        0              0             0.00        (81,023)          (81,023)
Allocation  of syndication costs                  0          (347)         (34,349)          34,696                 0
Partners withdrawals                              0        (3,444)        (165,814)               0         (169,258)
                                         -----------     ----------      -----------     -----------      ------------

Balances at December 31, 1994               189,300          7,737        7,519,424       (236,669)         7,290,492

Contributions on application              3,634,264              0                0               0                 0

Interest credited to partners in             18,908              0                0               0                 0
applicant status

Upon admission to partnership:
  Interest withdrawn                        (7,673)              0                0               0                 0
  Transfers to Partners capital          (3,834,799)         3,588        3,831,211               0         3,834,799

Net income                                        0          8,368          828,465               0           836,833
Syndication costs incurred                        0              0                0       (175,334)         (175,334)
Allocation of syndication costs                   0          (859)         (85,045)          85,904                 0
Partners withdrawals                              0        (7,509)        (308,554)               0         (316,063)
Early withdrawal penalties                        0              0            (564)             164             (400)
                                         -----------     ----------      -----------     -----------      ------------

Balances at December 31, 1995                    $0         11,325       11,784,937       (325,935)        11,470,327

Contributions on application              4,172,718              0                0               0                 0

Interest credited to partners in              2,618              0                0               0                 0
applicant status

Upon admission to partnership:
  Interest withdrawn                          (863)              0                0               0                 0
  Transfers to Partners capital         (3,863,536)          4,224        3,859,312               0         3,863,536

Net income                                        0         12,309        1,218,598               0         1,230,907
Syndication costs incurred                        0           0.00             0.00       (214,689)         (214,689)
Allocation of syndication costs                   0        (1,177)        (116,523)         117,700                 0
Partners withdrawals                              0       (11,132)        (553,027)               0         (564,159)
Early withdrawal penalties                        0           0.00         (12,108)           4,550           (7,558)
                                         -----------     ----------      -----------     -----------      ------------

Balances at December 31, 1996               310,937         15,549       16,181,189       (418,374)        15,778,364
                                         ===========     ==========      ===========     ===========      ============

See accompanying notes to financial statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                       STATEMENTS OF CASH FLOWS
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996

                                                                                YEARS ENDED DECEMBER 31,
                                                                   ---------------------------------------------------

                                                                       1996              1995                1994
                                                                  ---------------    --------------      --------------

Cash flows from operating activities:
  Net income                                                          $1,230,907          $836,833            $409,869
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of organization costs                                     2,500             2,500               2,500
    Increase in allowance for doubtful accounts.                          78,651            26,032              13,120
    Increase in account payable                                           16,615             4,010                   0
    (Increase) in accrued interest & advances                           (83,477)          (45,334)            (63,008)
    (Increase) decrease in amount due from related companies               2,738           (3,049)               2,493
    (Increase) in deferred loan fee                                      (3,002)          (17,718)                   0
    Increase in deferred interest income                                 217,480                 0                   0
                                                                  ---------------    --------------      --------------
                                                                                     --------------

      Net cash provided by operating activities                        1,462,412           803,274             364,974
                                                                  ---------------    --------------      --------------

Cash flows from investing activities:

  Net (increase) decrease in:
       Mortgage Investments                                          (3,595,738)       (5,562,545)         (4,148,033)
       Formation loan                                                  (298,477)         (249,973)           (319,302)
       Accounts receivables, unsecured                                   (4,018)          (71,316)                   0
       Real estate acquired through foreclosure                         (66,991)                 0                   0
       Investment in limited liability corporation                     (191,139)                 0                   0
                                                                  ---------------    --------------      --------------

      Net cash used in investing activities                          (4,156,363)       (5,883,834)         (4,467,335)
                                                                  ---------------    --------------      --------------

Cash flows from financing activities

 Increase (decrease) in note payable-bank                              (410,000)         1,910,000                   0
 Contributions by partner applicants                                   4,172,718         3,634,264           4,560,683
 Interest credited to partners in applicant status                         2,618            18,908              14,443
 Interest withdrawn by partners in applicant status                        (863)           (7,673)             (5,774)
 Partners withdrawals                                                  (564,159)         (316,063)           (169,258)
 Early withdrawal penalties, net                                         (7,558)             (400)                   0
 Syndication costs incurred                                            (214,689)         (175,334)            (81,023)
                                                                  ---------------    --------------      --------------

      Net cash provided by financing activities                        2,978,067         5,063,702           4,319,071
                                                                  ---------------    --------------      --------------

Net increase in cash equivalents                                         284,116          (16,858)             216,710

Cash - beginning of period                                               380,318           397,176             180,466
                                                                  ---------------    --------------      --------------

Cash - end of period                                                    $664,434          $380,318            $397,176
                                                                  ===============    ==============      ==============

See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, (the Partnership) is a California Limited Partnership, of which the General Partners are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation owned and operated by the individual General Partners. The partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by Deeds of Trust on California real estate. Mortgage Investments are being arranged and serviced by Redwood Home Loan Co. dba Redwood Mortgage, an affiliate of the General Partners. At December 31, 1996, the Partnership was in the offering stage, wherein contributed capital totalled $15,242,954 in limited partner contributions of an approved aggregate offering of $45,000,000, in units of $100 each. Of this amount, $310,937 remained in applicant status.

     A minimum of 2,500 units ($250,000) and a maximum of 150,000 units ($15,000,000) were initially offered through qualified broker-dealers. This initial offering was closed in October, 1996. In December 1996, the Partnership commenced a second offering of an additional 300,000 Units ($30,000,000) of which the total of $310,937 was in applicant status at December 31, 1996. As Mortgage Investments are identified, partners are transferred from applicant status to admitted partners participating in Mortgage Investment operations. Each months income is distributed to partners based upon their proportionate share of partners capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commissions - Formation Loan Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership will loan to Redwood Mortgage, an affiliate of the General Partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the Formation Loan. It is unsecured and non-interest bearing.

     The Formation Loan relating to the initial $15,000,000 offering totalled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 (under the limit of 9.1% relative to the initial offering). It is to be repaid, without interest, in ten annual installments of principal, which must commence on January 1, following the year the initial offering closes, which was in 1996.

     The Formation Loan relating to the second offering ($30,000,000) totalled $15,384 at December 31, 1996, which was 4.9% of the limited partners contributions of $310,937. Sales commissions range from 0% (units sold by General Partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will reinvest earnings, thus generating 9% commissions. The principal balance of the Formation Loan will increase as additional sales of units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage, during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment to be made by December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.

The following summarizes Formation Loan transactions to December 31, 1996:

                                               Initial              Subsequent             Total
                                             Offering of           Offering of
                                             $15,000,000           $30,000,000
                                            ---------------       ---------------      ---------------

Limited Partner contributions                  $14,932,017              $310,937          $15,242,954
                                            ===============       ===============      ===============

Formation Loan made                             $1,074,840                15,384            1,090,224
Payments to date                                   (8,960)                     0              (8,960)
Early withdrawal penalties applied                 (7,558)                     0              (7,558)
                                            ---------------       ---------------      ---------------

Balance December 31, 1996                       $1,058,322               $15,384           $1,073,706
                                            ===============       ===============      ===============

Percent loaned of Partners contributions              7.2%                  4.9%                 7.2%
                                            ===============       ===============      ===============


     B. Other Organizational and Offering Expenses Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the Partnership.

     Through December 31, 1996, organization costs of $12,500 and syndication costs of $670,610 had been incurred by the Partnership with the following distribution:

                                             Syndication Costs
                                --------------------------------------------
                                         Offering
                                ----------------------------
                                 Initial         Subsequent                     Organization
                                15,000,000       30,000,000        Total           Costs           Total
                                -----------      -----------     -----------      ---------      ----------

Costs incurred                    $569,865          100,745         670,610         12,500         683,110
Early withdrawal penalties         (4,714)                0         (4,714)              0         (4,714)
applied
Allocated and amortized to       (247,522)                0       (247,522)        (8,125)       (255,647)
date

                                ----------- ---- ----------- --- ----------- ---- --------- ---- ----------

December 31, 1996 balance         $317,629          100,745         418,374          4,375         422,749
                                =========== ==== =========== === =========== ==== ========= ==== ==========

     Organization and syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the General Partners. Applicable gross proceeds were $14,932,017. Related expenditures totalled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     As of December 31, 1996, syndication costs attributable to the subsequent offering ($30,000,000) totalled $100,745, with the costs of the offering document being greater at the initial stages. The syndication costs payable by the Partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The General Partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenues and expenses are accounted for on the accrual basis of accounting.

     The Partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and will be amortized over a five year period. Syndication costs are charged against partners capital and are being allocated to individual partners consistent with the partnership agreement.

     When property is acquired through foreclosure, it is held for sale to return the funds to the Mortgage Investment portfolio. Such property is recorded at cost which includes the principal balance of the former Mortgage Investment made by the Partnership, plus accrued interest, payments made to keep the senior loans current, costs of obtaining title and possession, less rental income, or at estimated net realizable value, if less. The difference between such costs and estimated net realizable value is included in an allowance for losses and deducted from cost in the Balance Sheet to arrive at the carrying value of such property. ($66,991 at December 31, 1996).

     Mortgage Investments and the related accrued interest, fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the Mortgage Investment system. A provision is made for doubtful account to adjust the allowance for doubtful accounts to an amount considered by management to be adequate to provide for unrecoverable accounts receivable.

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

     No provision for Federal and State income taxes will be made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

     Amounts reflected in the statements of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the Limited partners pro rata share of Partners Capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options. However, the net income per $1,000 average invested has approximated those reflected for those whose investments and options have remained constant.

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

     The following are commissions and/or fees which will be paid to the General Partners and/or related parties.

     A. Mortgage Brokerage Commissions For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership Mortgage Investments in an amount up to 12% of the Mortgage Investments until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers, and thus, not an expense of the Partnership.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

     B. Mortgage Servicing Fees Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, is paid to Redwood Mortgage, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Currently, such servicing fees are at 1/12 of 1% per month (1% annually). Amounts remitted to the Partnership and recorded as interest on Mortgage Investments is net of such fees. In 1994, $15,278 of the total mortgage servicing fees of $44,405 were waived by Redwood Mortgage. In 1995, and 1996, Redwood Mortgage received the total mortgage servicing fees earned of $85,456 and $155,912 respectively.

     C. Asset Management Fee The General Partners will receive a monthly fee for managing the Partnerships Mortgage Investment portfolio and operations equal to 1/32 of 1% of the net asset value (3/8 of 1% annual). Fees were reduced by the General Partners from $17,718 to $5,906 in 1994, with the difference being waived. In 1995, and 1996, fees were reduced from $34,773 to $11,587 and from $51,158 to $17,053 respectively, with the differences being waived by the General Partners.

     D. Other Fees The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the General Partners.

     E. Income and Losses All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the General Partners (combined) shall be a total of 1%.

     F. Operating Expenses The General Partners or their affiliate (Redwood Mortgage) are reimbursed by the Partnership for all operating expenses actually incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

     The General Partners collectively or severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offering are admitted to limited Partner capital. As of December 31, 1996 a General Partner, GYMNO Corporation, had contributed $15,241, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

     A. Applicant Status Subscription funds received from purchasers of units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnerships Mortgage Investment portfolio.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

     During the periods ending December 31, 1996, 1995, and 1994, interest totalling $2,618, $18,908 and $14,443 respectively, was credited to partners in applicant status. As Mortgage Investments were made and partners were transferred to regular status to begin sharing in income from Mortgage Investments secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners capital along with the original investment.

     B. Term of the Partnership The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

     C. Election to Receive Monthly, Quarterly or Annual Distributions Upon subscriptions, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, an investor may subsequently change his election.

     D. Profits and Losses Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% is allocated to the General Partners.

     E. Liquidity, Capital Withdrawals and Early Withdrawals There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is illiquid. Limited Partners have no right to withdraw from the partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal and will be deducted from the Capital Account and the balance distributed in four quarterly installments. Withdrawal after the one-year holding period and before the five-year holding period will be permitted only upon the terms set forth in the Partnership Agreement.

     Limited Partners will also have the right after five years from the date of purchase of the Units to withdraw from the partnership on an installment basis, generally over a five year period in twenty (20) quarterly installments or longer. Once this five year period expires, no penalty will be imposed if withdrawal is made in twenty (20) quarterly installments or longer.
Notwithstanding the five-year (or longer) withdrawal period, the General Partners will liquidate all or part of a Limited Partners capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five-year (or longer) withdrawal period.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnerships capacity to return a Limited Partners capital is restricted to the availability of Partnership cash flow.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

     F. Guaranteed Interest Rate For Offering Period During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, the General partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

NOTE 5- LEGAL PROCEEDINGS

The Partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

     The Partnership has a bank line of credit of up to $5,000,000 at .5% over prime secured by its Mortgage Investment portfolio. The note payable balances were $1,500,000 and $1,910,000 at December 31, 1996, and 1995, respectively, and the interest rate was 8.75% at December 31, 1996, (8.25% prime plus .50%).

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

     As a result of acquiring real property through foreclosure, the Partnership has contributed its interest (principally land) to a Limited Liability Corporation which will complete the construction and sell the property. The Partnership expects to realize a profit from the venture.

NOTE 8 - ASSET CONCENTRATIONS AND CHARACTERISTICS

     The Mortgage Investments are secured by recorded deeds of trust. At December 31, 1996, there were 50 Mortgage Investments outstanding with the following characteristics:

Number of Mortgage Investments outstanding                                50
Total Mortgage Investments outstanding                           $15,642,990

Average Mortgage Investment outstanding                             $312,860
Average Mortgage Investment as percent of total                        2.00%
Average Mortgage Investment as percent of Partners Capital             1.98%

Largest Mortgage Investment outstanding                          $1,450,000
Largest Mortgage Investment as percent of total                       9.27%
Largest Mortgage Investment as percent of Partners Capital            9.19%

Number of counties where security is located (all California)            16
Largest percentage of Mortgage Investments in one county             20.84%
Average Mortgage Investment to appraised value of security at
 time loan was consummated                                           58.21%

Number of Mortgage Investments in foreclosure status                     1
Amount of Mortgage Investments in foreclosure                     $118,811

     The cash balance at December 31, 1996 of $664,434 was in one bank with interest bearing balances totalling $605,871. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $564,434.

                                  ATTACHMENT IV
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997

                              FINANCIAL STATEMENTS
                                       of
                                GYMNO CORPORATION

                                GYMNO CORPORATION
                              FINANCIAL STATEMENTS
                       DECEMBER 31, 1996 AND JUNE 30, 1996
                         (With Auditors Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                     3658 MOUNT DIABLO BOULEVARD, SUITE #205
                           LAFAYETTE, CALIFORNIA 94549

                                 (510) 284-3590
                               FAX (510) 284-3593



                          INDEPENDENT AUDITORS REPORT




BOARD OF DIRECTORS
GYMNO CORPORATION

     We have audited the accompanying balance sheets of GYMNO Corporation as of December 31, 1996, and June 30, 1996, and the related statements of income
(loss), stockholders equity and cash flows for the periods then ended. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of GYMNO Corporation as of December 31, 1996, and June 30, 1996, and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles.


                              /S/ Parodi & Cropper
                                PARODI & CROPPER








Lafayette, California
March 15, 1997

                                                           GYMNO CORPORATION
                                                            BALANCE SHEETS
                                                  DECEMBER 31, 1996 AND JUNE 30, 1996


                                                                ASSETS


                                                                         DECEMBER 31,           JUNE 30,
                                                                             1996                 1996
                                                                       -----------------    -----------------

Cash and equivalents                                                             $1,666                 $398
Deferred income tax benefits                                                        120                  120
                                                                       -----------------    -----------------

          Total current assets                                                    1,786                  518
                                                                       -----------------    -----------------

Investment in partnerships, at net equity:
     Redwood Mortgage Investors IV                                                7,500                7,500
     Redwood Mortgage Investors V                                                 5,000                5,000
     Redwood Mortgage Investors VI                                                9,773                9,773
     Redwood Mortgage Investors VII                                              12,648               12,748
     Redwood Mortgage Investors VIII                                             15,241               12,270
                                                                       -----------------    -----------------
                                                                                 50,162               47,291

                                                                       -----------------    -----------------

                                                                                $51,948              $47,809
                                                                       =================    =================

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable - Stockholders                                               $436                 $436
     Accounts payable                                                             2,311                1,000
     Accrued income taxes                                                           710                  357
     Loan from Redwood Mortgage at 8% interest                                    7,518                4,000
                                                                         ---------------    -----------------

          Total current liabilities                                              10,975                5,793
                                                                         ---------------    -----------------

Stockholders' Equity:
     Common stock at stated value:
       Authorized 1,000,000 shares of no par value
         issued and outstanding 500 shares                                        5,000                5,000
     Paid-in surplus                                                              7,500                7,500
     Retained earnings                                                           28,473               29,516
                                                                         ---------------    -----------------

         Total stockholders' equity                                              40,973               42,016
                                                                         ---------------    -----------------

                                                                                $51,948              $47,809
                                                                         ===============    =================







See accompanying notes to financial statements.

                                                           GYMNO CORPORATION
                                                         STATEMENTS OF INCOME
                                                SIX MONTHS ENDED DECEMBER 31, 1996 AND
                                                       YEAR ENDED JUNE 30, 1996


                                                                      SIX MONTHS
                                                                        ENDED                  YEAR ENDED
                                                                     DECEMBER 31,               JUNE 30,
                                                                         1996                     1996
                                                                  -------------------       -----------------

REVENUE
     Partnership earnings - as General Partner                                $5,971                 $11,275
     Reconveyance fees                                                         2,800                   3,360
     Other partnership earnings                                                   21                      74
                                                                                            -----------------
                                                                  -------------------

                                                                               8,792                  14,709
                                                                                            -----------------
                                                                  -------------------

EXPENSES
     Management services - Stockholders                                        3,303                   7,516
     Contracted services - Redwood Mortgage                                        0                     672
     Professional Services                                                     4,417                   3,421
     Interest expense                                                            195                     320
     Recording Fees                                                              200                       0
     Other                                                                         0                      10
                                                                  -------------------       -----------------
                                                                               8,115                  11,939


Income before provision for income taxes                                         677                   2,770
                                                                  -------------------       -----------------

Provision for income taxes:
     California                                                                  800                     800
     Federal                                                                     920                     417
                                                                  -------------------       -----------------
                                                                               1,720                   1,217
                                                                  -------------------       -----------------

Net income (loss)                                                           $(1,043)                  $1,553
                                                                  ===================       =================

Per share (500 shares)                                                       $(2.09)                   $3.11
                                                                  ===================       =================


















See accompanying notes to financial statements.




                                                           GYMNO CORPORATION
                                                  STATEMENTS OF STOCKHOLDERS' EQUITY
                                                SIX MONTHS ENDED DECEMBER 31, 1996 AND
                                                       YEAR ENDED JUNE 30, 1996




                                                 Common Stock            Paid-In        Retained
                                            -----------------------
                                              Shares        Amount        Surplus        Earnings          Total


Balances - June 30, 1995                        500#        $5,000         $7,500         $27,963        $40,463

Net income for the year ended June 30,             0             0              0           1,553          1,553
1996
                                            ---------     ---------      ---------      ----------     ----------

Balances - June 30, 1996                        500#         5,000          7,500          29,516         42,016

Net income (loss) for the six months ended
  December 31, 1996                              -0-           -0-            -0-           1,043          1,043
                                            ---------     ---------      ---------      ----------     ----------

Balances - December 31, 1996                    500#        $5,000         $7,500         $28,473        $40,973
                                            =========     =========      =========      ==========     ==========




























See accompanying notes to financial statements.

                                                           GYMNO CORPORATION
                                                       STATEMENTS OF CASH FLOWS
                                                SIX MONTHS ENDED DECEMBER 31, 1996 AND
                                                       YEAR ENDED JUNE 30, 1996

                                                                        DECEMBER 31,            JUNE 30,
                                                                            1996                  1996
                                                                     -------------------    -----------------

Cash flows from operating activities:
     Net income (Loss)                                                         $(1,043)               $1,553
     Adjustments to reconcile net income to net cash
          provided by operating activities:
         (Increase) decrease in recoverable income taxes                              0                  922
         Increase   (decrease)  in  accounts  payable  and  accrued               1,664                  357
liabilities
                                                                     -------------------    -----------------

                                                                                    621                2,832
                                                                     -------------------    -----------------

Cash flows from investing activities:
    (increase) decrease in:
         Cash invested in partnerships                                          (2,871)              (3,810)
                                                                     -------------------    -----------------

Cash flows for financing activities:
     Increase (decrease) in:
         Loan from Redwood Mortgage                                               3,518                    0
                                                                     -------------------    -----------------

Net increase (decrease) in cash equivalents                                       1,268                (978)

Cash equivalents at beginning of year                                               398                1,376
                                                                     -------------------    -----------------

Cash equivalents at end of year
         (consisting of cash in bank)                                            $1,666                 $398
                                                                     ===================    =================




















See accompanying notes to financial statements.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


     NOTE 1 - ORGANIZATION GYMNO Corporation (the Company) was formed in July, 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate General Partner of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage of income for its services which are performed by the stock holders. In addition, the company receives reconveyance fees for which it contracts with Redwood Mortgage at 20% of such fees. Redwood Mortgage is controlled by D. Russell Burwell.

     The Company has also acquired limited partnership interests in Redwood Mortgage Investors IV and VII. The Company receives investment income from such limited partnership interests. At June 30, 1996, the limited partnership interest in Redwood Mortgage Investors IV had been liquidated.

     NOTE 2 - SUMMARY OF ACCOUNTING POLICIES The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

     Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares (common stock) and there are no provisions or agreements which could dilute earnings per share.

     During 1996, GYMNO changed its corporate tax year end from June 30 to December 31. This change facilitates the accounting for GYMNO which is a general partner in eight mortgage investing limited partnerships which have calendar year requirements. Because of the change in fiscal year, the attached financial statements reflect results for the six months ended December 31, 1996.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



     NOTE 3 - INCOME TAXES The following reflects the income taxes for the periods ending December 31, 1996 and June 30, 1996:


                                                SIX MONTHS ENDED                     YEAR ENDED
                                               DECEMBER 31, 1996                    JUNE 30, 1996


                                       CALIFORNIA            FEDERAL       CALIFORNIA         FEDERAL
                                       --------------       -----------    --------------     -----------


Income before provision for income taxes        $677               677           $2,770            2,770
Nondeductible expenses                             0                 0                0                0
State Tax deduction:
         Prior fiscal year tax                     0             (800)                0            (800)
Taxable income differential-partnerships       6,276             6,254              832              812
                                          -----------       -----------      -----------      -----------

Taxable income                                 6,953             6,131            3,602            2,782
                                          -----------       -----------      -----------      -----------

Tax rate (California $800 minimum)              9.3%               15%             9.3%              15%
                                          -----------       -----------      -----------      -----------

Income tax expense                              $800              $920             $800             $417
                                          ===========       ===========      ===========      ===========

Above tax liability                             $800               920             $800              417

Estimated tax payments                           800               210              800               60
                                          -----------       -----------      -----------      -----------

Income tax liability (recoverable)                $0              $710               $0             $357
                                          ===========       ===========      ===========      ===========

Total liability (recoverable)                   $710                               $357
                                          ===========                        ===========


     California income taxes were determined at the greater of 9.3% of taxable income or the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).

     Deferred income taxes are based on timing differences in deductions for California income taxes which are deductible in the year after they apply (i.e.
- fiscal year 1996 taxes are deductible in 1997). At both June 30, 1996 and December 31, 1996 there were deferred income tax benefits of $120 relating to the $800 California Franchise Tax deductible in the following year.